       EX-10.23-1
                                 EXHIBIT 10.23

     THIS LOAN AGREEMENT, dated as of January 26, 1995 (this "Agreement"), is by and among CHECKER MOTORS CORPORATION, a Delaware corporation (the "Company"), YELLOW CAB COMPANY, a Delaware corporation ("Yellow Cab"), CHICAGO AUTOWERKS INC., a Delaware corporation ("AutoWerks"), CMC KALAMAZOO INC., a Delaware corporation ("CMC") and SOUTH CHARLESTON STAMPING & MANUFACTURING COMPANY, a West Virginia corporation ("SCSM") (the Company, Yellow Cab, AutoWerks, CMC and SCSM may each be referred to as a "Borrower" and collectively as the "Borrowers"), the Lenders set forth on the signature pages hereof (collectively, the "Lenders" and individually, a "Lender") and NBD Bank, a Michigan banking corporation, as agent for the Lenders (in such capacity, the "Agent").

                                  INTRODUCTION
                                  ------------

     The Borrowers desire to obtain a revolving credit facility, including letters of credit, in the aggregate principal amount of $20,000,000 and a term loan in the aggregate principal amount of $45,000,000, in order to repay certain indebtedness owing by the Borrowers and Great Dane Holdings Inc. and to provide funds and other financial accommodations for working capital and other general corporate purposes of the Borrowers, and the Lenders are willing to make such term loan and to establish such a credit facility in favor of the Borrowers on the terms and conditions herein set forth.

     In consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I.
                                  DEFINITIONS
                                  -----------

0.1 CERTAIN DEFINITIONS. As used herein the following terms shall have the following respective meanings:

     "ACTUARIAL PRESENT VALUE OF ACCUMULATED PLAN BENEFITS" shall mean, with respect to any Plan as of any date, the "Actuarial present value of accumulated plan benefits" of such Plan as defined in Statement of Financial Accounting Standards No. 35 ("SFAS 35"), determined pursuant to Generally Accepted Accounting Principles, uniformly applied.

     "ACIC" shall mean American Country Insurance Company, an Illinois corporation.

     "ADVANCE" shall mean any Loan and any Letter of Credit Advance.

     "AFFILIATE", when used with respect to any person, shall mean any other person which, directly or indirectly, controls or is controlled by or is under common control with such person or is a director or executive officer of such person. For purposes of this definition "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), with respect to any person, shall mean possession, directly or indirectly, of the power to vote 5% or more of the Voting Stock or other ownership interest or to direct or cause the direction of the management and policies of such person, whether through the ownership of Voting Stock or by contract or otherwise; PROVIDED, HOWEVER, any current or future owner of the

       EX-10.23-2
10% (or such lesser amount as it may own in the future) minority interest in SCSM shall not be considered an Affiliate if the only reason it would be considered an Affiliate is because of such ownership interest in SCSM.

     "APPLICABLE EURODOLLAR RATE MARGIN" shall mean the following margins, adjusted on the 60th day of each fiscal quarter of the Company, commencing with the 60th day of the first full fiscal quarter following the Effective Date, based upon the applicable Interest Coverage Ratio in the table below, with the applicable Interest Coverage Ratio determined for each fiscal quarter based upon such ratio for the four most recently ended fiscal quarters; PROVIDED, HOWEVER, that (a) during the continuance of any Event of Default the Applicable Eurodollar Rate Margin for the Loans shall be 3.00% and (b) after the IPO Completion Date, provided no Event of Default has occurred and is continuing, each of the following margins shall be reduced by 0.25%:


             Interest                          Eurodollar Rate
          Coverage Ratio                           Margin
           --------------                      ---------------
  (i)   Greater than or                            2.75%
        4.5 to 1.0

  (ii)  Less than or                               3.00%
        equal to
        4.5 to 1.0

    "APPLICABLE FLOATING RATE MARGIN" shall mean the following margins, adjusted on the 60th day of each fiscal quarter of the Company, commencing with the 60th day of the first full fiscal quarter after the Effective Date, based upon the applicable Interest Coverage Ratio in the table below, with the applicable Interest Coverage Ratio determined for each fiscal quarter based upon such ratio for the four most recently ended fiscal quarters; PROVIDED, HOWEVER, that (a) during the continuance of any Event of Default the Applicable Floating Rate Margin for the Loans shall be 1.25%: and (b) after the IPO Completion Date, provided no Event of Default has occurred and is continuing, each of the following margins shall be reduced by 0.25%:

       Interest                                         Floating Rate
    Coverage Ratio                                          Margin
    --------------                                      -------------
(i)   Greater than 4.5 to 1.0                                        1.00%

(ii)  Less than or equal to 4.5 to 1.0                       1.25%

    "APPLICABLE LENDING OFFICE" shall mean, with respect to any Advance made by any Lender or with respect to such Lender's Commitment, the office of such Lender or of any Affiliate of such Lender located at the address specified as the applicable lending office for such Lender set forth next to the name of
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 EX-10.23-3
such Lender in the signature pages hereof or any other office of such Lender or of any Affiliate of such Lender hereafter selected and notified to the Borrowers and the Agent by such Lender.

    "AVAILABLE CASH" means, at any date, all cash and cash equivalents of the Company and its Subsidiaries at such date as the same are (or should be) set forth in a consolidated balance sheet of the Company and its Subsidiaries as of such date, determined on a consolidated basis in accordance with generally accepted accounting principles, adjusted as follows: the amount of Available Cash shall be (a) adjusted so that all reductions of Available Cash shall be consistent with general historical practice, and (b) increased by an amount, if positive, equal to the amount of any additional Available Cash that would be determined under this definition if the days that accounts receivables and payables are outstanding and the inventory turnover for the relevant period varied from general historical amounts.

    "AVERAGE LIFE TO STATED MATURITY" shall mean, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

    "BLOCKED ACCOUNT AGREEMENT" is defined in Section 3.4(d).

    "BORROWING" shall mean the aggregation of Advances, including each Letter of Credit issuance, of the Lenders to be made to the Borrowers, or continuations and conversions of any Loans, made pursuant to Article II on a single date and, in the case of any Loans, for a single Eurodollar Interest Period, which Borrowings may be classified for purposes of this Agreement by reference to the type of Loans or the type of Advance comprising the related Borrowing, e.g., a "Eurodollar Rate Borrowing" is a Borrowing comprised of Eurodollar Rate Loans and a "Letter of Credit Borrowing" is an Advance comprised of a single Letter of Credit.

    "BORROWING BASE" shall mean, as of any date, the sum of (a) an amount equal to 85% of the value of Eligible Accounts Receivable plus (b) an amount equal to 55% of the value of Eligible Inventory.

    "BORROWING BASE CERTIFICATE" for any date shall mean an appropriately completed report as of such date in substantially the form of EXHIBIT A hereto, certified as true and correct as of such date by a duly authorized officer of the Company.

    "BUSINESS DAY" shall mean a day other than a Saturday, Sunday or other day on which the Agent is not open to the public for carrying on substantially all of its banking functions in Detroit, Michigan.

    "CAPITAL EXPENDITURES" shall mean, for any period, the additions to property, plant and equipment and other capital expenditures of the Company and its Subsidiaries for such period as the same are (or should be) set forth, in accordance with Generally Accepted Accounting Principles, in consolidated financial statements of the Company and its Subsidiaries for such period.

       EX-10.23-4
    "CAPITAL LEASE" of any person shall mean any lease which, in accordance with Generally Accepted Accounting Principles, is or should be capitalized on the books of such person.

    "CAPITAL LEASE OBLIGATIONS" shall mean all obligations of the Borrowers to pay rent or any other amount under a lease (or other agreement conveying the right to use any asset) for any assets to the extent such obligations are required to be classified and accounted for as a Capital Lease on a balance sheet of such person under Generally Accepted Accounting Principles and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with Generally Accepted Accounting Principles.

    "CAPITAL STOCK" shall include capital stock and any securities exchangeable for or convertible into capital stock and any warrants, rights or other options to purchase or otherwise acquire capital stock or such securities.

    "CASH FLOW COVERAGE EXCESS" shall mean, without duplication, for any period, the difference of (a) the sum of Net Income for such period, plus, to the extent deducted in determining Net Income, depreciation and amortization expense, plus, to the extent not included in determining such Net Income, cash dividends received by the Company during such period from ACIC, plus the difference, if any, between income tax expense of the Company and its Subsidiaries for such period minus amounts paid by the Company to tax authorities (and not to Great Dane Holdings for the payment of taxes) during such period for income taxes of the Company and its Subsidiaries, minus (b) the difference of (i) the sum of consolidated Capital Expenditures (less (to the extent not included in Net Income) proceeds received from the sale of fixed assets in the ordinary course of business and excluding Capital Expenditures which are financed outside of this Agreement to the extent of the amount financed, provided that the principal portion of such payments on such financing shall be considered Capital Expenditures for purposes of this definition) of the Company and its Subsidiaries for such period, plus the current portion of Funded Debt (other than the outstanding principal balance of the Revolving Credit Advances that may be considered current due to the scheduled Termination Date being less than one year from the last day of such period) as of the last day of such period, minus (ii) the decrease of the Available Cash attributable to the use of Available Cash for Capital Expenditures between the date immediately preceding such period and the last day of such period, all as determined for the Company and its Subsidiaries on a consolidated basis in accordance with Generally Accepted Accounting Principles.

    "CASH FLOW COVERAGE RATIO" shall mean, without duplication, for any period, the ratio of (a) the sum of Net Income for such period, plus, to the extent deducted in determining such Net Income, depreciation and amortization expense, plus, to the extent not included in determining such Net Income, cash dividends received by the Company during such period from ACIC, to (b) the difference of (i) the sum of consolidated Capital Expenditures (less (to the extent not included in Net Income) proceeds received from the sale of fixed assets in the ordinary course of business and excluding Capital Expenditures which are financed outside of this Agreement to the extent of the amount financed, provided that payments on such financing shall be considered Capital Expenditures for purposes of this definition) of the Company and its Subsidiaries for such period, plus the current portion of Funded Debt (other than the outstanding principal balance of the Revolving

       EX-10.23-5
Credit Advances that may be considered current due to the scheduled Termination Date being less than one year from the last day of such period) as of the last day of such period, minus (ii) the decrease of the Available Cash attributable to the use of Available Cash for Capital Expenditures between the date immediately preceding such period and the last day of such period, all as determined for the Company and its Subsidiaries on a consolidated basis in accordance with Generally Accepted Accounting Principles.

    "CHANGE OF CONTROL" shall mean the occurrence of any of the following events: (a) prior to any Public Offering of Capital Stock of Great Dane Holdings, the Permitted Holders shall fail to own more than 50% of the Capital Stock of Great Dane Holdings; (b) after any Public Offering of Capital Stock by Great Dane Holdings, (i) the Permitted Holders shall fail to own at least 25% of the Capital Stock of Great Dane Holdings, including without limitation any Capital Stock sold in such Public Offering, at any time during the 24 month period after the date the completion of such Public Offering, or (ii) the Permitted Holders shall fail to own at least 20% of the Capital Stock of Great Dane Holdings, including without limitation any Capital Stock sold in such Public Offering, at any time after 24 months after the completion of such Public Offering; (c) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more Voting Stock of all classes of Voting Stock of Great Dane Holdings than owned by the Permitted Holders; (d) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of Great Dane Holdings (together with any new directors whose election to such board of directors or whose nomination for election by the stockholders of Great Dane Holdings, was approved by a vote of 51% of the members of the board of directors then still in office who were either members of the board of directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least two-thirds of such board of directors then in office; or (e) Great Dane Holdings shall fail to own, free and clear of any Lien, all capital stock of the Company.

    "CHECKER L.P." shall mean Checker Motors Co., L.P., a Delaware limited partnership.

    "C/L/C" shall mean any commercial letter of credit issued hereunder.

    "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder.

    "COMMITMENT" shall mean, with respect to each Lender, the commitment of each such Lender to make Loans and to participate in Letter of Credit Advances made through the Agent pursuant to Section 2.1, in amounts not exceeding in aggregate principal amount outstanding at any time the respective commitment amounts for each such Lender set forth next to the name of each such Lender in the signature pages hereof, as such amounts may be reduced from time to time pursuant to Section 2.2. The Commitment of each Lender to make Revolving Credit Advances under Section 2.1(a) is herein referred to as its "Revolving Credit Commitment" and the Commitment of each

       EX-10.23-6
Lender to make the Term Loan under Section 2.1(b) is referred to as its "Term Loan Commitment".

    "CONCENTRATION ACCOUNT" is defined in Section 3.4(d).

    "CONSOLIDATED" or "CONSOLIDATED" shall mean, when used with reference to any financial term in this Agreement, the aggregate for two or more persons of the amounts signified by such term for all such persons determined on a consolidated basis in accordance with Generally Accepted Accounting Principles.

    "CONTINGENT LIABILITIES" of any person shall mean, as of any date, all obligations of others for which such person is contingently liable, as guarantor, surety, accommodation party, partner or in any other capacity, or in respect of which obligations such person assures a creditor against loss or agrees to take any action to prevent any such loss (other than endorsements of negotiable instruments for collection in the ordinary course of business), including without limitation all reimbursement obligations of such person in respect of any letters of credit, surety bonds or similar obligations and all obligations of such person to advance funds to, or to purchase assets, property or services from, any other person in order to maintain the financial condition of such other person.

    "CONTRACTUAL OBLIGATION" shall mean as to any person, any provision of any security issued by such person or of any agreement, instrument or other undertaking to which such person is a party or by which it or any of its property is bound.

    "CORPORATE EXPENSES" shall mean corporate obligations, past, present or future, of Great Dane Holdings, as determined in accordance with Generally Accepted Accounting Principles, made in the ordinary course of business and consistent with historical practice, provided that no such corporate expense shall be classified as a Corporate Expense if (a) it constitutes any payment on any Indebtedness, (b) it is made at a time an Event of Default or Default has occurred and is continuing, (c) such corporate expense is in respect of any contract or undertaking not negotiated on an arm's length basis or (d) it is an expense which, in the reasonable judgment of Great Dane Holdings or the Company, is not necessary and beneficial to Great Dane Holdings or the Company.

    "CURRENT ASSETS" and "CURRENT LIABILITIES" shall mean, as of any date, all assets or liabilities, respectively, of the Company and its Subsidiaries which, in accordance with Generally Accepted Accounting Principles, should be classified as current assets or current liabilities, respectively, on a balance sheet of the Company and its Subsidiaries, PROVIDED, HOWEVER, that
(a) any assets that are classified as current assets solely because they are held for sale shall not be considered Current Assets, and (b) the outstanding principal balance of the Revolving Credit Advances that may be considered current due to the scheduled Termination Date being less than one year from such date shall not be considered Current Liabilities at any time, all as determined for the Company and its Subsidiaries on a consolidated basis in accordance with Generally Accepted Accounting Principles.

    "DEFAULT" shall mean any event or condition which might become an Event of Default with notice or lapse of time or both.

    "DEFAULTING LENDER" is defined in Section 2.4(d).

       EX-10.23-7

    "DEPOSITARY BANKS" is defined in Section 3.4(d).

    "DEPOSITORY ACCOUNTS" is defined in Section 3.4(d).

    "DOLLARS" and "$" shall mean the lawful money of the United States of America.

    "EBIT" shall mean, for any period, Net Income for such period PLUS all amounts deducted in determining such Net Income on account of (a) Interest Expense and (b) taxes based on or measured by income, all as determined for the Company and its Subsidiaries on a consolidated basis in accordance with Generally Accepted Accounting Principles.

    "EBITDA" shall mean, for any period, EBIT for such period PLUS all amounts deducted in determining such EBIT on account of depreciation and amortization.

    "EFFECTIVE DATE" shall mean the effective date specified in the final paragraph of this Agreement.

    "ELIGIBLE ACCOUNTS RECEIVABLE" shall mean, as of any date, those trade accounts receivable owned by any Borrower which are denominated in Dollars and in which any Borrower has granted to the Agent for the benefit of the Lenders and the Agent a first-priority perfected security interest pursuant to the Security Agreement, valued at the face amount thereof less sales, excise or similar taxes (to the extent included in such face amount and not previously paid or accrued by such Borrower) and less returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed, less the amount of all reserves, limits and deductions set forth in this definition or as otherwise provided in this Agreement, but shall not include any such account receivable (a) that is not a bona fide existing obligation created by the sale and delivery of inventory, goods or other property (provided, however, that inventory, goods or other property shall be deemed to have been delivered, notwithstanding the fact that it remains on the premises of a Borrower, if (i) it has been sold,
(ii) it is not counted as inventory at such time and (iii) it has not remained on the premises of such Borrower for a period of more than 90 days after its sale without the obligation to pay the invoice for it being acknowledged by the account debtor in a manner satisfactory to the Agent), or the furnishing of services or other good and sufficient consideration to customers of any Borrower in the ordinary course of business, (b) if it remains outstanding more than 90 days past the date of the original invoice issued by such Borrower with respect to the sale giving rise thereto, provided that invoices are not dated past the date of such sale, (c) that is subject to any dispute, contra-account, debit memo, defense, offset or counterclaim or any Lien (except Permitted Liens), or the inventory, goods, property, services or other consideration of which such account receivable constitutes proceeds is subject to any such Lien, including without limitation if the account debtor on any such account receivable is also any Borrower's creditor or supplier, or the account debtor has disputed liability with respect to any such account receivable, or the account receivable otherwise is or may become subject to any right of offset by the account debtor, provided that each such account receivable shall be ineligible only to the extent of such dispute, contra-account, defense, offset or counterclaim or any such Lien, (d) in respect of which the inventory, goods, property, services or other consideration have been rejected or the amount is

       EX-10.23-8
in dispute, (e) that is due from any Affiliate of any Borrower, (f) that has been classified by any Borrower as doubtful or has otherwise failed to meet established or customary credit standards of any Borrower, (g) that is payable by any person located outside the United States (which shall not be deemed to include any territories of the United States) or Canada and are not supported by letters of credit issued to the Agent by commercial banks reasonably acceptable to the Agent, and in form and substance acceptable to the Agent, provided that accounts receivable owing by General Motors Corporation, Ford Motor Company or the Chrysler Corporation or any of their Subsidiaries located in Mexico shall not be deemed ineligible due to this clause (g), (h) with respect to which any representation or warranty contained in Section 4.11 is incorrect at any time, (i) that is payable by the United States or any of its departments, agencies or instrumentalities or by any state or other governmental entity, unless such Borrower duly assigns its rights to payment of such account receivable to the Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Section 3727 at seq.),
(j) that is payable by any person as to which 50% or more of the aggregate amount of such accounts receivable payable by such person to any Borrower do not otherwise constitute Eligible Accounts Receivable, (k) that is payable by any person that is the subject of any proceeding seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors or seeking the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property, or that is not generally paying its debts as they become due or has admitted in writing its inability to pay its debts generally or has made a general assignment for the benefit of creditors, (l) that is evidenced by a promissory note or other instrument, (m) that is subordinate or junior in right or priority of payment to any other obligation or claim, (n) the total unpaid accounts receivable of any account debtor (other than General Motors Corporation, Ford Motor Company, Chrysler Corporation, any major foreign auto maker operating in the United States and any of their Subsidiaries or Affiliates and other corporations acceptable to the Agent) of any Borrower exceeds twenty-five percent (25%) of the net amount of all accounts receivable included in the Borrowing Base for a period of two months, but in all cases only to the extent of such excess or (o) that for any other reason is at any time reasonably deemed to be ineligible by the Agent.

    "ELIGIBLE INVENTORY" shall mean, as of any date, that inventory owned by any Borrower that constitutes raw materials or finished goods in which any Borrower has granted to the Agent for the benefit of the Lenders a first-priority perfected security interest pursuant to the Security Agreement, valued at the lower of cost or market on a FIFO basis, less the amount of all reserves, limits and deductions set forth in this definition or as otherwise provided in this Agreement, but shall not include any such inventory (a) that does not constitute raw materials or finished goods readily salable or usable in the business of any Borrower, (b) that is located outside the United States (which shall not be deemed to include any territories of the United States), (c) that is subject to, or any accounts or other proceeds resulting from the sale or other disposition thereof could be subject to, any Lien (except Permitted Liens), including any sale on approval or sale or return transaction or any consignment, (d) that is not in the possession of any Borrower, (e) that is held for lease or is the subject of any lease, (f) that is subject to any trademark, trade name or licensing arrangement, or any law, rule or regulation, that could limit or impair the ability of the Lenders and the Agent to promptly exercise all rights of the Lenders and the Agent

       EX-10.23-9
under the Security Documents, (g) unless waived by the Agent, if such inventory is located on premises not owned by any Borrower and the landlord or other owner of such premises shall not have waived its distraint, lien and similar rights with respect to such inventory and shall not have agreed to permit the Lenders and the Agent to enter such premises pursuant to a waiver and agreement of such person in favor of and in form and substance acceptable to the Lenders and the Agent, (h) with respect to which any insurance proceeds are not payable to the Lenders and the Agent as a loss payee or are payable to any loss payee other than the Lenders and the Agent or any Borrower, (i) any finished goods which are not the subject of a purchase order or any finished goods which exceed the amount anticipated to be required under any purchase order for a period of time greater than twelve months, or (j) that for any other reason is at any time reasonably deemed to be ineligible by the Agent.

    "ENVIRONMENTAL CERTIFICATE" shall mean an appropriately completed environmental certificate in the form of EXHIBIT B attached hereto, delivered by the Borrowers, certified as true and correct as of such date by an executive officer of each Borrower acceptable to the Agent.

    "ENVIRONMENTAL LAWS" at any date shall mean all provisions of law, statute, ordinances, rules, regulations, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by the government of the United States of America or any foreign government or by any state, province, municipality or other political subdivision thereof or therein, or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning the protection of, or regulating the discharge of substances into, the environment.

    "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations thereunder.

    "ERISA AFFILIATE" shall mean, with respect to any person, any trade or business (whether or not incorporated) which, together with such person, would be treated as a single employer under Section 414 of the Code.

    "EURODOLLAR BUSINESS DAY" shall mean, with respect to any Eurodollar Rate Loan, a day which is both a Business Day and a day on which dealings in Dollar deposits are carried out in the London interbank market with respect to such Eurodollar Rate Loan.

    "EURODOLLAR INTEREST PERIOD" shall mean, with respect to any Eurodollar Rate Loan, the period commencing on the day such Eurodollar Rate Loan is made or converted to a Eurodollar Rate Loan and ending on the day which is one, two, three or six months thereafter, as any Borrower may elect under Section
2.4 or 2.7, and each subsequent period commencing on the last day of the immediately preceding Eurodollar Interest Period and ending on the day which is one, two, three or six months thereafter, as any Borrower may elect under
Section 2.4 or 2.7, PROVIDED, HOWEVER, that (a) any Eurodollar Interest Period which commences on the last Eurodollar Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Eurodollar Business Day of the appropriate subsequent calendar month, (b) each Eurodollar Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall end on the next succeeding Eurodollar Business Day or, if such next succeeding Eurodollar Business Day falls in the next succeeding calendar month, on the next preceding Eurodollar Business Day, and
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 EX-10.23-10
(c) no Eurodollar Interest Period which would end after the Maturity Date (or the Termination Date with respect to any Revolving Credit Loans) shall be permitted.

    "EURODOLLAR RATE" shall mean, with respect to any Eurodollar Rate Loan and the related Eurodollar Interest Period, the per annum rate that is equal to the sum of:

    (a) the Applicable Eurodollar Rate Margin in effect from time to time, plus

    (b) the rate per annum obtained by dividing (i) the per annum rate of interest at which deposits in Dollars for such Eurodollar Interest Period and in an aggregate amount comparable to the amount of such Eurodollar Rate Loan to be made by the Agent in its capacity as a Lender hereunder are offered to the Agent by other prime banks in the London interbank market at approximately 11:00 a.m. London time on the second Eurodollar Business Day prior to the first day of such Eurodollar Interest Period by (ii) an amount equal to one minus the stated maximum rate (expressed as a decimal) of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that are specified on the first day of such Eurodollar Interest Period by the Board of Governors of the Federal Reserve System (or any successor agency thereto) for determining the maximum reserve requirement with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) maintained by a member bank of such System;

all as conclusively determined by the Agent, such sum to be rounded up, if necessary, to the nearest whole multiple of one-hundredth of one percent (1/100 of 1%).

    "EURODOLLAR RATE LOAN" shall mean any Loan which bears interest at the Eurodollar Rate.

    "EVENT OF DEFAULT" shall mean any of the events or conditions described in Section 6.1.

    "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

    "FEDERAL FUNDS RATE" shall mean the per annum rate that is equal to the average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published by the Federal Reserve Bank of New York for such day, or, if such rate is not so published for any day, the average of the quotations for such rates received by the Agent from three federal funds brokers of recognized standing selected by the Agent in its discretion;

all as conclusively determined by the Agent, such sum to be rounded up, if necessary, to the nearest whole multiple of one-hundredth of one percent (1/100 of 1%), which Federal Funds Rate shall change simultaneously with any change in such published or quoted rates.

    "FLOATING RATE" shall mean the per annum rate equal to the sum of (a) the Applicable Floating Rate Margin in effect from time to time plus (b) the greater of (i) the Prime Rate in effect from time to time , and (ii) the sum of one percent (1%) per annum plus the Federal Funds Rate in effect from time

       EX-10.23-11
to time; which Floating Rate shall change simultaneously with any change in such Prime Rate or Federal Funds Rate, as the case may be.

    "FLOATING RATE LOAN" shall mean any Loan which bears interest at the Floating Rate.

    "14-1/2% SUBORDINATED DEBT" shall mean Great Dane Holding's 14-1/2% Subordinated Discount Debentures due January 1, 2006.

    "FUNDED DEBT" shall mean all interest-bearing Indebtedness, including without limitation all Capital Lease Obligations, all as determined for the Company and its Subsidiaries on a consolidated basis in accordance with Generally Accepted Accounting Principles.

    "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" shall mean generally accepted accounting principles in effect from time to time, and applied on a basis consistent with that reflected in the financial statements referred to in
Section 4.6.

    "GREAT DANE TRAILERS" shall mean Great Dane Trailers, Inc., a Georgia corporation.

    "GREAT DANE TENNESSEE" shall mean Great Dane Trailers Tennessee, Inc., a Tennessee corporation.

    "GREAT DANE L.A." shall mean Great Dane Los Angeles, Inc., a Georgia corporation.

    "GREAT DANE HOLDINGS" shall mean Great Dane Holdings Inc., a Delaware corporation.

    "INDEBTEDNESS" of any person shall mean, without duplication, as of any date, (a) all obligations of such person for borrowed money, (b) all obligations of such person as lessee under any Capital Lease, (c) all obligations which are secured by any Lien existing on any asset or property of such person whether or not the obligation secured thereby shall have been assumed by such person (to the extent of such Lien if such obligation is not assumed), (d) all obligations of such person for the unpaid purchase price for goods, property or services acquired by such person, except for trade accounts payable arising in the ordinary course of business which are not overdue by more than 60 days or, if overdue by more than 60 days, are being disputed in good faith, (e) all obligations of such person in respect of any interest rate or currency swap, rate cap or other similar transaction (valued in an amount equal to the highest termination payment, if any, that would be payable by such person upon termination for any reason on the date of determination), and (f) all obligations of others similar in character to those described in clauses (a) through (e) of this definition for which such person is contingently liable, as guarantor, surety, accommodation party, partner or in any other capacity, or in respect of which obligations such person assures a creditor against loss or agrees to take any action to prevent any such loss (other than endorsements of negotiable instruments for collection in the ordinary course of business), including without limitation all reimbursement obligations of such person in respect of letters of credit, surety bonds or similar obligations and all obligations of such person to advance funds to, or to purchase assets, property or services from, any other person in order to maintain the financial condition of such other person.

       EX-10.23-12
    "INTEREST COVERAGE RATIO" shall mean, for any period, the ratio of EBIT for such period to Interest Expense for such period.

    "INTEREST EXPENSE" shall mean, for any period, total interest and related expense (including, without limitation, that portion of any Capital Lease Obligation attributable to interest expense in conformity with Generally Accepted Accounting Principles, amortization of debt discount, all capitalized interest, the interest portion of any deferred payment obligations, all commissions, discounts and other fees and charges owed with respect to letter of credit and bankers acceptance financing, the net costs and net payments under any interest rate hedging, cap or similar agreement, or arrangement, prepayment charges, agency fees, restructuring, extension, amendment, facility or similar fees, administrative fees, commitment fees and capitalized transaction costs allocated to interest expense) with respect to all outstanding Indebtedness of the Company and its Subsidiaries for such period, determined for the Company and its Subsidiaries on a consolidated basis in accordance with Generally Accepted Accounting Principles, except as modified by this definition; PROVIDED, HOWEVER, that "Interest Expense" shall not include any fees related to the closing of this transaction, the Great Dane Trailers Loan Agreement or any Public Offering which are amortized by any Borrower.

    "INTEREST PAYMENT DATE" shall mean (a) with respect to any Eurodollar Rate Loan, the last day of each Eurodollar Interest Period with respect to such Eurodollar Rate Loan and, in the case of any Eurodollar Interest Period exceeding three months, those days that occur during such Eurodollar Interest Period at intervals of three months after the first day of such Eurodollar Interest Period, and (b) in all other cases, the last Business Day of each March, June, September and December occurring after the date hereof, commencing with the first such Business Day occurring after the date of this Agreement.

    "IPO COMPLETION DATE" shall mean the date Great Dane Holdings completes a Public Offering and has received net cash proceeds (net of all underwriters fees, legal fees and other costs and expenses) therefrom of at least $50,000,000.

    "LENDER COLLATERAL" shall mean all present and future accounts, inventory, chattel paper, instruments, general intangibles, documents, equipment, fixtures and all other assets, real or personal, of each Borrower.

    "LENDER OBLIGATIONS" shall mean all indebtedness, obligations and liabilities, whether now owing or hereafter arising, direct, indirect, contingent or otherwise, of the Borrowers to the Agent or any Lender pursuant to any of the Loan Documents.

    "LETTER OF CREDIT" shall mean each S/L/C and C/L/C issued hereunder having a stated expiry date or a date upon which the draft must be reimbursed not later than twelve months after the date of issuance (provided that any S/L/C or C/L/C can contain automatic extension provisions allowing for extension beyond twelve months from the date of issuance unless terminated by the Agent) and not later than the fifth Business Day before the Termination Date issued by the Agent on behalf of the Lenders for the account of any Borrower under an application and related documentation acceptable to the Agent requiring, among other things, immediate reimbursement by such Borrower to the Agent in respect of all drafts or other demand for payment honored thereunder and all expenses paid or incurred by the Agent relative thereto.

       EX-10.23-13
Additionally, an existing letter of credit issued by NBD for the account of the Company in the face amount of $1,200,000 shall be considered a Letter of Credit issued hereunder.

    "LETTER OF CREDIT ADVANCE" shall mean any issuance of a Letter of Credit hereunder.

    "LETTER OF CREDIT DOCUMENTS" shall have the meaning ascribed thereto in
Section 3.3(b).

    "LIEN" shall mean any pledge, assignment, hypothecation, mortgage, security interest, deposit arrangement, option, conditional sale or title retaining contract, sale and leaseback transaction, financing statement filing, lessor's or lessee's interest under any lease, subordination of any claim or right, or any other type of lien, charge, encumbrance, preferential arrangement or other claim or right.

    "LOAN" shall mean any Revolving Credit Loan or the Term Loan.

    "LOAN DOCUMENTS" shall mean this Agreement, the Notes, the Letter of Credit Documents, the Security Documents, the Environmental Certificate and any other agreement, instrument or document executed at any time in connection with this Agreement.

    "LOCKBOXES" is defined in Section 3.4(d).

    "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect upon (i) the business, assets or other properties, liabilities or condition (financial or otherwise), results of operations or prospects of the Company and its Subsidiaries, taken as a whole, (ii) the ability of Borrowers to perform in any material respect any of their obligations under the Loan Documents, or
(iii) the priority or value of the collateral for the Advances and the other Lender Obligations.

    "MATURITY DATE" shall mean, with respect to the Term Loan, the fifth anniversary of the date such Term Loan is made.

    "MULTIEMPLOYER PLAN" shall mean any "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA or Section 414(f) of the Code.

    "NBD" shall mean NBD Bank, a Michigan banking corporation.

    "NET ASSETS AVAILABLE FOR BENEFITS" shall mean, with respect to any Plan as of any date, the "Net assets available for benefits" of such Plan as defined in Statement of Financial Accounting Standards No. 35 ("SFAS 35"), determined pursuant to Generally Accepted Accounting Principles, uniformly applied.

    "NET INCOME" shall mean, for any period, the net income (or loss) of the Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period, determined in accordance with Generally Accepted Accounting Principles; MINUS to the extent included in determining such Net Income, without duplication: (a) the income of any Person (other than a Subsidiary of the Company) in which any Person other than the Company or any of its Subsidiaries has a joint interest or partnership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Subsidiaries by such Person during such period, (b)

       EX-10.23-14
the income of any Person accrued prior to the date such Person becomes a Subsidiary of the Company or is merged into or consolidated with the Company or any of its Subsidiaries if such Person's assets are acquired by the Company or any of its Subsidiaries, (c) the proceeds of any insurance policy, except to the extent used to reimburse expenses which have been deducted from Net Income, (d) gains (or PLUS losses) from the sale, exchange, transfer or other disposition of property or assets not in the ordinary course of business of the Company and its Subsidiaries and related tax effects in accordance with Generally Accepted Accounting Principles, (e) any extraordinary or non-recurring gains (or PLUS losses) of the Company or its Subsidiaries, (f) the income of any Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary and (g) a percentage of the net income of SCSM equal to the percentage of the capital stock of SCSM which is not owned by the Company. It is acknowledged and agreed that cash dividends received by the Company, directly or indirectly, from ACIC shall be considered income of the Company, but no revenues or other income of ACIC shall be considered income of the Company and its Subsidiaries.

    "NOTE" shall mean any Revolving Credit Note or any Term Note.

    "OVERDUE RATE" shall mean (a) in respect of principal of Floating Rate Loans, a rate per annum that is equal to the sum of three percent (3%) per annum plus the Floating Rate, (b) in respect of principal of Eurodollar Rate Loans, a rate per annum that is equal to the sum of three percent (3%) per annum plus the per annum rate in effect thereon until the end of the then current Eurodollar Interest Period for such Loan and, thereafter, a rate per annum that is equal to the sum of three percent (3%) per annum plus the Floating Rate, and (c) in respect of other amounts payable by any Borrower hereunder (other than interest), a per annum rate that is equal to the sum of three percent (3%) per annum plus the Floating Rate.

    "PBGC" shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

    "PERMITTED HOLDERS" shall mean (i) David R. Margin, Martin L. Solomon, Allan R. Tessler and Wilmer J. Thomas, Jr. or any one of them, (ii) any trusts created for the benefit of the persons described in clause (i) or members of any such person's immediate family; and (iii) in the event of the incompetence or death of any of the persons described in clause (i), such person's estate, executor, administrator, committee or other personal representatives or beneficiaries.

    "PERMITTED LIENS" shall mean Liens permitted by Section 5.2(g) hereof.

    "person" or "Person" shall include an individual, a corporation, an association, a partnership, a trust or estate, a joint stock company, an unincorporated organization, a joint venture, a trade or business (whether or not incorporated), a government (foreign or domestic) and any agency or political subdivision thereof, or any other entity.

    "PLAN" shall mean, with respect to any person, any pension plan (including a Multiemployer Plan) subject to Title IV of ERISA or to the minimum funding standards of Section 412 of the Code which has been

       EX-10.23-15
established or maintained by such person or any ERISA Affiliate, or by any other person if such person or any ERISA Affiliate could have liability with respect to such pension plan.

    "PLEDGE AGREEMENT" shall mean the pledge agreement entered into by the Company in substantially the form of EXHIBIT C hereto, as amended or modified from time to time.

    "PRIME RATE" shall mean the per ann um rate announced by the Agent from time to time as its "prime rate" (it being acknowledged that such announced rate may not necessarily be the lowest rate charged by the Agent to any of its customers); which Prime Rate shall change simultaneously with any change in such announced rate.

    "PROHIBITED TRANSACTION" shall mean any non-exempt transaction involving any Plan which is proscribed by Section 406 of ERISA or Section 4975 of the Code.

    "PUBLIC OFFERING" shall mean any sale by a primary offering by Great
Dane Holdings of any common stock of Great Dane Holdings in a public offering pursuant to a registration statement on Form S-1, S-2 or S-3 filed under the Securities Acts of 1933, as amended, with, and declared effective by, the Securities and Exchange Commission.

    "REPORTABLE EVENT" shall mean a reportable event as described in Section 4043(b) of ERISA including those events as to which the thirty (30) day notice period is waived under Part 2615 of the regulations promulgated by the PBGC under ERISA.

    "REQUIRED LENDERS" shall mean Lenders holding not less than (i) sixty percent (60%) of the aggregate principal amount of the Advances then outstanding (assuming, for purposes of this definition, that all settlements necessary at the end of a Settlement Period pursuant to Section 2.4(c) shall have taken place) or (ii) sixty percent (60%) of the Commitments if no Advances are then outstanding; provided, however, if there are only three or two Lenders entitled to vote hereunder, it shall take more than one Lender to constitute the Required Lenders even if any one Lender holds the required 60% described above.

    "REQUIREMENT OF LAW" shall mean, as to any person, the certificate of incorporation and by-laws or other organizational or governing documents of such person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such person or any of its property or to which such person or any of its property is subject.

    "REVOLVING CREDIT ADVANCE" shall mean any Revolving Credit Loan and any Letter of Credit Advance.

    "REVOLVING CREDIT LOAN" shall mean any borrowing under Section 2.4 evidenced by the Revolving Credit Note and made pursuant to Section 2.1(a).

    "REVOLVING CREDIT NOTE" shall mean any promissory note of the Borrowers evidencing the Revolving Credit Loans, in substantially the form of EXHIBIT D hereto, as amended or modified from time to time and together with any promissory note or notes issued in exchange or replacement therefor.

       EX-10.23-16
    "SECURITY AGREEMENT" shall mean the security agreement or agreements entered into by the Borrowers for the benefit of the Agent and the Lenders pursuant to this Agreement in substantially the form of EXHIBIT E hereto, as amended or modified from time to time.

    "SECURITY DOCUMENTS" shall mean, collectively, the Security Agreement, the Pledge Agreement and all other related agreements and documents, including financing statements and similar documents, delivered pursuant to this Agreement or otherwise entered into by any person to secure the Advances or any of the other Lender Obligations.

    "SETTLEMENT PERIOD" is defined in Section 2.4(c).

    "S/L/C" shall mean any standby letter of credit issued hereunder.

    "SOLVENT" when used with respect to any person, shall mean that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such person will, as of such date, exceed the amount of all "liabilities of such person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors,
(b) the present fair saleable value of the assets of such person will, as of such date, be greater than the amount that will be required to pay the liability of such person on its debts as such debts become absolute and matured, (c) such person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", (ii) "claim" means any
(x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured and (iii) it is assumed value will be given to the contribution rights granted under Section 8.14 hereof.

    "STATED MATURITY" when used with respect to any Indebtedness or any installment of interest thereon, shall mean the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest, as the case may be, is due and payable.

    "SUBSIDIARY" shall mean with respect to any person, any corporation, partnership, joint venture, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock, (b) the interest in the capital or profits of such partnership or joint venture or (c) the beneficial interest in such trust or estate, is at the time directly or indirectly owned or controlled by such person and/or by one or more of such person's other Subsidiaries, provided that the corporations listed on SCHEDULE 1.1 hereto shall not be considered Subsidiaries for so long as the aggregate book value of the total assets of all corporations listed on SCHEDULE 1.1 does not exceed $500,000 at any time. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company. Additionally, ACIC and the Subsidiaries of ACIC shall not be considered a Subsidiary of any Borrower except (i) to the extent specifically provided pursuant to the terms of this Agreement, and (ii) for purposes of Sections 4.4, 4.5, 4.6, 4.9, 4.12, 4.14,

       EX-10.23-17
5.1(a)- (c), (e), 5.2(f), (g), (j), (n), (p), (q) and (r) and 6.1(e), (f) and
(h).

    "TANGIBLE NET WORTH" shall mean, as of any date, (a) the amount of any capital stock, paid in capital and similar equity accounts plus (or minus in the case of a deficit) the capital surplus and retained earnings and the amount of any foreign currency translation adjustment account shown as a capital account, of the Company and its Subsidiaries on a consolidated basis, less (b) the net book value of all items of the following character which are included in the assets of the Company and its Subsidiaries on a consolidated basis: (i) goodwill, including without limitation, the excess of cost over book value of any asset, (ii) organization or experimental expenses, (iii) unamortized debt discount and expense, (iv) patents, trademarks, trade names and copyrights, (v) treasury stock, (vi) deferred taxes and deferred charges,
(vii) franchises, licenses and permits (viii) other assets which are deemed intangible assets under generally accepted accounting principles and (ix) any amounts owing from any Affiliate of the Company or any of its Subsidiaries, whether as a note receivable, advance owing or otherwise.

    "TAX SHARING AGREEMENT" shall mean the tax sharing agreement attached hereto as SCHEDULE 1.1-2.

    "TERM LOAN" shall mean the term loan made by the Banks under Section 2.4 evidenced by the Term Note and made pursuant to Section 2.1(b).

    "TERM NOTE" shall mean any promissory note of the Borrowers evidencing the Term Loan, in substantially the form of EXHIBIT E hereto, as amended or modified from time to time and together with any promissory note or notes issued in exchange or replacement therefor.

    "TERMINATION DATE" shall mean the earlier to occur of (a) January 26, 2000 and (b) the date on which the Commitments shall be terminated pursuant to Section 2.2 or 6.2.

    "12-3/4% SUBORDINATED DEBT" shall mean Great Dane Holdings 12-3/4% Senior Subordinated Debentures due August 1, 2001.

    "UNFUNDED BENEFIT LIABILITIES" shall mean, with respect to any Plan as of any date, the amount of the unfunded benefit liabilities determined in accordance with Section 4001(a)(18) of ERISA as now in effect.

    "VOTING STOCK" shall mean Capital Stock of the class or classes of Capital Stock pursuant to which the holders thereof have general voting power under ordinary circumstances to elect directors, managers or trustees of a corporation (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

    "WITHHOLDING TAXES" is defined in Section 3.5.

    1.2 OTHER DEFINITIONS; RULES OF CONSTRUCTION. As used herein, the terms "AGENT", "LENDERS", "COMPANY", "BORROWER", "BORROWERS", "YELLOW CAB", "AUTOWERKS", "SCSM", and "THIS AGREEMENT" shall have the respective meanings ascribed thereto in the introductory paragraph of this Agreement. Such terms, together with the other terms defined in Section 1.1, shall include both the singular and the plural forms thereof and shall be construed accordingly. All computations required hereunder and all financial terms

       EX-10.23-18
used herein shall be made or construed in accordance with Generally Accepted Accounting Principles unless such principles are inconsistent with the express requirements of this Agreement; PROVIDED that, if the Company notifies the Agent that the Company wishes to amend any covenant in Article
V to eliminate the effect of any change in Generally Accepted Accounting Principles in the operation of such covenant (or if the Agent notifies the Company that the Required Lenders wish to amend Article V for such purpose), then the Company's compliance with such covenant shall be determined on the basis of Generally Accepted Accounting Principles in effect immediately before the relevant change in Generally Accepted Accounting Principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Lenders. The terms accounts, equipment, inventory, chattel paper, instruments, documents, general intangibles and fixtures shall have the meanings ascribed thereto in the Uniform Commercial Code as adopted in Michigan. Use of the terms "HEREIN", "HEREOF", and "HEREUNDER" shall be deemed references to this Agreement in its entirety and not to the Section or clause in which such term appears. References to "SECTIONS" and "SUBSECTIONS" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

                                  ARTICLE II.
                        THE COMMITMENTS AND THE ADVANCES
                        --------------------------------


1.3 Commitment of the Lenders.
     -------------------------

         (a) REVOLVING CREDIT ADVANCES. Each Lender agrees, for itself only, subject to the terms and conditions of this Agreement, to make Revolving Credit Loans to the Borrowers pursuant to Section 2.4 and Section
3.3 and to participate in Letter of Credit Advances to the Borrowers pursuant to Section 2.4, from time to time from and including the Effective Date to but excluding the Termination Date, not to exceed in aggregate principal amount for all Borrowers at any time outstanding the amounts determined pursuant to Section 2.1(c). Each Revolving Credit Advance shall be requested and used by the Borrowers. All Borrowers are jointly and severally liable for all Revolving Credit Advances and other Lender Obligations as described in Section 8.14.

         (b) TERM LOAN. Each Lender further agrees, for itself only, subject to the terms and conditions of this Agreement, to make its portion of a single Term Loan to the Borrowers on the Effective Date in an aggregate amount not to exceed $45,000,000.

         (c) LIMITATION ON AMOUNT OF ADVANCES. Notwithstanding anything in this Agreement to the contrary, (i) the aggregate principal amount of the Revolving Credit Advances made or participated in by any Lender at any time outstanding shall not exceed the amount of its respective Revolving Credit Commitment as of the date any such Revolving Credit Advance is made; PROVIDED, HOWEVER, it is acknowledged and agreed that for purposes of calculating the available Commitment of the Lenders the aggregate principal amount of all outstanding Letters of Credit and all Loans shall be considered usage of the Commitments, and (ii) the aggregate principal amount of all of the Revolving Credit Advances at any time outstanding shall not exceed the amount of the Borrowing Base of all Borrowers as shown on the most recent

       EX-10.23-19
Borrowing Base Certificate delivered by the Borrowers, PROVIDED, HOWEVER, that the aggregate principal amount of Letter of Credit Advances outstanding at any time shall not exceed $10,000,000.

    2.2 TERMINATION AND REDUCTION OF COMMITMENTS. (a) The Borrowers shall have the right to terminate or reduce the Commitments at any time and from time to time at their option, PROVIDED that (i) the Borrowers shall give notice of such termination or reduction to the Agent (with sufficient executed copies for each Lender) specifying the amount and effective date thereof, (ii) each partial reduction of the Commitments shall be in a minimum amount of $1,000,000 and in an integral multiple of $1,000,000 and shall reduce the Commitments of all of the Lenders proportionately in accordance with the respective Commitment amounts for each such Lender set forth in the signature pages hereof next to name of each such Lender, (iii) no such termination or reduction shall be permitted with respect to any portion of the Commitments as to which a request for an Advance pursuant to Section 2.4 is then pending and (iv) the Commitments may not be terminated by the Company if any Advances are then outstanding and may not be reduced below the principal amount of Advances then outstanding. The Commitments or any portion thereof terminated or reduced pursuant to this Section 2.2, whether optional or mandatory, may not be reinstated.

         (1) For purposes of this Agreement, a Letter of Credit Advance (i) shall be deemed outstanding in an amount equal to the sum of the maximum amount available to be drawn under the related Letter of Credit on or after the date of determination and on or before the stated expiry date thereof plus the amount of any draws under such Letter of Credit that have not been reimbursed as provided in Section 3.3 and (ii) shall be deemed outstanding at all times on and before such stated expiry date or such earlier date on which all amounts available to be drawn under such Letter of Credit have been fully drawn, and thereafter until all related reimbursement obligations have been paid pursuant to Section 3.3. As provided in Section 3.3, upon each payment made by the Agent in respect of any draft or other demand for payment under any Letter of Credit, the amount of any Letter of Credit Advance outstanding immediately prior to such payment shall be automatically reduced by the amount of each Loan deemed advanced in respect of the related reimbursement obligation of the Borrowers.


    2.3 FEES. (a) The Borrowers agree to pay to the Agent, for the pro rata benefit of the Lenders, a commitment fee on the daily average unused amount of its respective Revolving Credit Commitment, for the period from the Effective Date to but excluding the Termination Date, at a rate equal to three eighths of one (3/8%) percent per annum. Accrued commitment fees shall be payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing on the first such Business Day occurring after the Effective Date, and on the Termination Date.

         (b) The Borrowers agree to pay to the Agent, for the pro rata benefit of the Lenders, a closing fee in the amount of one and one-quarter percent (1-1/4%) of the aggregate Commitments, whether used or unused and including the Revolving Credit Commitments and the Term Loan Commitments. Such closing fee shall be payable on or prior to the Effective Date.

         (c) The Borrowers agree (i) with respect to S/L/Cs, to pay a fee for the pro rata benefit of the Lenders computed at the rate of one and one-half percent (1-1/2%) per annum of the maximum amount available to be drawn

       EX-10.23-20
from time to time under such S/L/C, which fee shall be paid annually in advance at the time such S/L/C is issued for the period from and including the date of issuance of such S/L/C to and including the stated expiry date of such S/L/C, and (ii) with respect to C/L/Cs, to pay fees to be agreed upon among the Borrowers, the Agent and the Required Lenders, which fees shall be paid at each time as any C/L/C is presented or drawn upon, in whole or in part, and if any C/L/C or portion thereof is not drawn upon, the Borrowers shall pay an expiry fee to be agreed upon among the Borrowers, the Agent and the Required Lenders. Such fees are nonrefundable and the Borrowers shall not be entitled to any rebate of any portion thereof if such Letter of Credit does not remain outstanding through its stated expiry date or for any other reason. The Borrowers further agree to pay to the Agent, on demand, such other customary administrative fees, charges and expenses of the Agent in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

         (d) The Borrowers agree to pay to the Agent fees for its services as Agent under this Agreement in such amounts as may from time to time be agreed upon by the Borrowers and the Agent.

    2.4 DISBURSEMENT OF ADVANCES. (a) The Company (on behalf of any Borrower) shall give the Agent notice of its request for each Advance in substantially the form of EXHIBIT G hereto not later than 11:00 a.m. Detroit time (i) three Eurodollar Business Days prior to the date such Advance is requested to be made if such Advance is to be made as a Eurodollar Rate Loan,
(ii) five Business Days prior to the date any Letter of Credit Advance is requested to be made, and (iii) on the date such Advance is requested to be made in all other cases, which notice shall specify whether a Eurodollar Rate Loan, Floating Rate Loan or Letter of Credit Advance is requested and, in the case of each requested Eurodollar Rate Loan, the Eurodollar Interest Period to be initially applicable to such Loan and, in the case of each Letter of Credit Advance, such information as may be necessary for the issuance thereof by the Agent. The Agent, in the case of each Loan which is not being made solely by the Agent under Section 2.4(c), promptly shall provide notice of such requested Loan to each Lender. Subject to the terms and conditions of this Agreement, the proceeds of each such requested Loan shall be made available, by depositing the proceeds thereof into the Company's account with the Agent. Subject to the terms and conditions of this Agreement, the Agent shall, on the date any Letter of Credit Advance is requested to be made, issue the related Letter of Credit on behalf of the Lenders for the account of the Borrower requesting such Letter of Credit Advance. Notwithstanding anything herein to the contrary, the Agent may decline to issue any requested Letter of Credit on the basis that the beneficiary, the purpose of issuance or the terms or the conditions of drawing are unlawful as determined by the Agent. Each Borrower acknowledges and agrees that it does not need to receive any notice from any other Borrower that an Advance is being requested or made to such Borrower, and all Borrowers shall be jointly and severally liable for all Advances made to any Borrower as provided in Section 8.14.
The Agent shall furnish each Lender on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate maximum amount available to be drawn (assuming compliance with all conditions

       EX-10.23-21
to drawing) during the preceding calendar quarter under all Letters of Credit and summarizing the issuance and expiration dates of Letters of Credit issued during the preceding calendar quarter and drawings during such calendar quarter under all Letters of Credit and setting forth each Lender's participation therein.

         (b) Each Lender, by 2:00 p.m. (Detroit time) on the date any Borrowing in the form of a Loan is requested to be made by it under Section 2.4(a), shall make its pro rata share of such Borrowing available in immediately available, freely transferable, cleared funds for disbursement to the Borrower requesting such Loan pursuant to the terms and conditions of this Agreement at the principal office of the Agent. Unless the Agent shall have received notice from any Lender prior to 1:00 p.m. (Detroit time) on the date such Borrowing is to be made in the case of a Floating Rate Borrowing and two Eurodollar Business Days if such Borrowing is to be made as a Eurodollar Rate Borrowing is requested to be made under Section 2.4(a) that such Lender will not make available to the Agent such Lender's pro rata portion of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date such Borrowing is requested to be made in accordance with this Section 2.4(a). If and to the extent such Lender shall not have so made such pro rata portion available to the Agent, the Agent may (but shall not be obligated to) make such amount available to such Borrower. If such Lender shall pay such amount to the Agent together with interest, such amount so paid shall constitute a Loan by such Lender as a part of the related Borrowing for purposes of this Agreement. The failure of any Lender to make its pro rata portion of any such Borrowing available to the Agent shall not relieve any other Lender of its obligations to make available its pro rata portion of such Borrowing on the date such Borrowing is requested to be made, but no Lender shall be responsible for failure of any other Lender to make such pro rata portion available to the Agent on the date of any such Borrowing.

         (c) Because the Borrowers anticipate they may be requesting borrowings of Floating Rate Loans on a daily basis and repaying Floating Rate Loans on a daily basis through the collection of collateral, resulting in the amount of outstanding Floating Rate Loans fluctuating from day to day, in order to administer the Loans in an efficient manner and to minimize the transfer of funds between the Agent and the Lenders, the Lenders hereby instruct the Agent, and the Agent may (but is not obligated to) (i) make available, on behalf of the Lenders, the full amount of all Floating Rate Loans requested without requiring that each Lender receive prior notice of the proposed Borrowing, including such Lender's proportionate share thereof and the other matters covered by the notice of Borrowing and (ii) if the Agent has made any such amounts available as provided in clause (i), upon repayment of Floating Rate Loans, apply such amounts repaid directly to the amounts made available by the Agent in accordance with clause (i) and not yet settled as described below; provided that the Agent shall not advance funds as described in clause (i) above if the Agent has actually received prior to such Borrowing (x) written notice from any Borrower that a Default or Event of Default is in existence or (y) a written notice of Borrowing from any Borrower wherein the certification provided therein states that the conditions to the making of the requested Floating Rate Loans have not been satisfied or (z) a written notice from any Lender that the conditions to such

       EX-10.23-22
Borrowing have not been satisfied, which notice of Borrowing or notice, in each case, shall not have been rescinded. If the Agent advances Floating Rate Loans on behalf of the Lenders, as provided in the immediately preceding sentence, the amount of each Lender's proportionate share of Loans shall be computed weekly rather than daily and shall be adjusted upward or downward on the basis of the amount of outstanding Floating Rate Loans as of 2:00 p.m. (Detroit time) on the Business Day immediately preceding the date of each computation; provided, however, that the Agent retains the absolute right at any time or from time to time to make such adjustments at intervals more frequent than weekly. The Agent shall deliver to each of the Lenders after the end of each week, or such lesser period or periods as the Agent shall determine, a summary statement of the amount of outstanding Floating Rate Loans for such period (such week or lesser period or periods being hereafter referred to as a "Settlement Period"). If the summary statement is sent by the Agent and received by the Lenders prior to noon (Detroit time) each Lender shall make the transfers described in the immediately succeeding sentence no later than 2:00 p.m. (Detroit time) on the day such summary statement was sent; and if such summary statement is sent by the Agent and received by the Lenders after noon (Detroit time) on any Business Day, each Lender shall make such transfers no later than 2:00 p.m. (Detroit time) on the next succeeding Business Day. If the amount of a Lender's proportionate share of the Floating Rate Loans in any Settlement Period is greater than the amount of such Lender's proportionate share of the Floating Rate Loans for the previous Settlement Period, such Lender shall forthwith (but in no event later than the time set forth in the immediately preceding sentence) transfer to the Agent by wire transfer in immediately available funds the amount of the increase; and, on the other hand, if the amount of a Lender's proportionate share of the Floating Rate Loans in any Settlement Period is less than the amount of such Lender's proportionate share of the Floating Rate Loans for the previous Settlement Period, the Agent shall forthwith transfer to such Lender by wire transfer in immediately available funds the amount of the decrease. The obligation of each of the Lenders to transfer such funds with respect to any Loan permissible for the Agent to make hereunder shall be irrevocable and unconditional and without recourse to or warranty by the Agent. Each of the Agent and the Lenders agree to mark their respective books and records at the end of each Settlement Period to show at all times the dollar amount of their respective proportionate shares of the outstanding Floating Rate Loans. Because the Agent on behalf of the Lenders may be advancing and/or may be repaid Floating Rate Loans prior to the time when the Lenders will actually advance and/or be repaid Floating Rate Loans, interest with respect to Floating Rate Loans shall be allocated by the Agent to each Lender (including the Agent) in accordance with the amount of Floating Rate Loans actually advanced by and repaid to each Lender (including the Agent) during each Settlement Period. Interest shall accrue from and including the date such Loans are advanced by the Agent to but excluding the date such Loans are repaid by the Borrowers or actually settled by the applicable Lender as described in this Section 2.4.

         (d) If the amounts described in Section 2.4(b) or (c) which are allowed to be advanced by the Agent are not in fact made available and paid to the Agent by a Lender (such Lender being hereinafter referred to as a "Defaulting Lender") and the Agent has made such amount available to the Borrowers, the Agent shall be entitled to recover such corresponding amount

       EX-10.23-23
on demand from such Defaulting Lender. If such Defaulting Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrowers and the Borrowers shall immediately (but in no event later than one Business Day after such demand) pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from such Defaulting Lender and the Borrower interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent, at a rate per annum equal to either (i) if paid by such Defaulting Lender, the Federal Funds Rate for the first 10 days when due and the then applicable rate of interest thereafter, plus an amount equal to any costs (including legal expenses) and losses incurred as a result of the failure of such Defaulting Lender to provide such amount as provided in this Agreement, and (ii) if paid by the Borrower, the then applicable rate of interest. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights which any Borrower may have against any Lender as a result of any default by such Lender.

         (e) All Revolving Credit Loans made under this Section 2.4 shall be evidenced by the Revolving Credit Notes and the Term Loan made under this
Section 2.4 shall be evidenced by the Term Notes, and all Loans shall be due and payable and bear interest as provided in Article III. Each Lender is hereby authorized by each Borrower to record in its books and records, the date, amount and type of each Loan and the duration of the related Eurodollar Interest Period (if applicable), the amount of each payment or prepayment of principal thereon, and the other information provided for in its books and records, which books and records shall constitute prima facie evidence of the information so recorded, PROVIDED, HOWEVER, that failure of any Lender to record, or any error in recording, any such information shall not relieve the Borrowers of each of their obligations to repay the outstanding principal amount of the Loans, all accrued interest thereon and other amounts payable with respect thereto in accordance with the terms of the Notes and this Agreement. Subject to the terms and conditions of this Agreement, the Borrowers may borrow Loans under this Section 2.4 and under Section 3.3, prepay Loans pursuant to Section 3.1 and reborrow Revolving Credit Loans, but not the Term Loan, under this Section 2.4 and under Section 3.3.

         (f) Nothing in this Agreement shall be construed to require or authorize any Lender to issue any Letter of Credit, it being recognized that the Agent has the sole obligation under this Agreement to issue Letters of Credit on behalf of the Lenders, and the Revolving Credit Commitment of each Lender with respect to Letter of Credit Advances is expressly conditioned upon the Agent's performance of such obligations. Upon such issuance by the Agent of any Letter of Credit which the Agent is permitted to issue hereunder, each Lender shall automatically acquire a pro rata risk participation interest in such Letter of Credit Advance based on the amount of its respective Revolving Credit Commitment. If the Agent shall honor a draft or other demand for payment presented or made under any Letter of Credit, the Agent shall provide notice thereof to each Lender on the date such draft or demand is honored unless the Borrowers shall have satisfied their reimbursement obligation under Section 3.3 by payment to the Agent on such date. Each Lender, on such date, shall make its pro rata share of the

       EX-10.23-24
amount paid by the Agent available in immediately available funds at the principal office of the Agent for the account of the Agent. If and to the extent such Lender shall not have made such pro rata portion available to the Agent, such Lender and the Borrowers severally agree to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date such amount was paid by the Agent until such amount is so made available to the Agent at a per annum rate equal to the Federal Funds Rate. If such Lender shall pay such amount to the Agent together with any such interest, such amount so paid shall constitute a Loan by such Lender as part of the Revolving Credit Borrowing disbursed in respect of the reimbursement obligation of the Borrowers under Section 3.3 for purposes of this Agreement. The failure of any Lender to make its pro rata portion of any such amount paid by the Agent available to the Agent shall not relieve any other Lender of its obligation to make available its pro rata portion of such amount, but no Lender shall be responsible for failure of any other Lender to make such pro rata portion available to the Agent.

    2.5 CONDITIONS FOR FIRST DISBURSEMENT. The obligation of the Lenders to make the first Advance hereunder is subject to receipt by the Agent of the following documents and completion of the following matters, and receipt by each Lender of the documents specified in clauses (d), (f), (h) and (j), and any other documents requested by such Lender, and payment of the fees to such Lender described in clause (i) below, in all cases in form and substance satisfactory to each Lender and the Agent:


         (a) CHARTER DOCUMENTS. Certificates of recent date of the appropriate authority or official of each Borrower's respective state of incorporation or organization (listing all partnership or charter documents of each Borrower, on file in that office if such listing is available) and certifying as to the good standing and existence of each Borrower, together with copies of such partnership or charter documents of each Borrower, certified as of a recent date by such authority or official and certified as true and correct as of the Effective Date by a duly authorized officer of each such Borrower;

         (b) BY-LAWS AND CORPORATE AUTHORIZATIONS. Copies of the partnership agreement or by-laws of each Borrower together with all authorizing resolutions and evidence of other partnership or corporate action taken by each Borrower to authorize the execution, delivery and performance by each Borrower of this Agreement, the Notes and the other Loan Documents to which such Borrower is a party and the consummation by such Borrower of the transactions contemplated hereby, certified as true and correct as of the Effective Date by a duly authorized officer of each such Borrower;

         (c) INCUMBENCY CERTIFICATE. Certificates of incumbency of each Borrower containing, and attesting to the genuineness of, the signatures of those officers authorized to act on behalf of such Borrower in connection with this Agreement, the Notes and the other Loan Documents to which such Borrower is a party and the consummation by such Borrower of the transactions contemplated hereby, certified as true and correct as of the Effective Date by a duly authorized officer of each such Borrower;

       EX-10.23-25
         (d) NOTES. The Revolving Credit Notes and Term Notes duly executed on behalf of each Borrower for each Lender;

         (e) SECURITY DOCUMENTS. The Security Documents duly executed by the parties thereto, together with:

              (i) RECORDING, FILING, ETC. Evidence of the recordation, filing and other action (including payment of any applicable taxes or fees) in such jurisdictions as the Agent may deem necessary or appropriate with respect to the Security Documents, including the filing of financing statements and similar documents which the Agent may deem necessary or appropriate to create, preserve or perfect the liens, security interests and other rights intended to be granted to the Lenders or the Agent thereunder, together with Uniform Commercial Code record and patent, trademark and copyright searches in such offices as the Agent may request;

              (ii) LEASED PROPERTY; LANDLORD WAIVERS. A schedule setting forth all real property leased by each Borrower on which any material inventory is located, together with copies of the related leases, certified as true and correct as of the Effective Date by a duly authorized officer of the Company, and, unless waived by the Agent, an agreement of each landlord under such leases, in form and substance acceptable to the Agent, waiving its distraint, lien and similar rights with respect to any material property subject to the Security Documents and agreeing to permit the Agent to enter such premises in connection therewith;

              (iii) CASUALTY AND OTHER INSURANCE. Evidence that the casualty and other insurance required pursuant to Section 5.1(c) and the Security Agreement are in full force and effect, together with evidence that the Agent is named as a lender loss payee and additional insured on all such insurance policies; and

              (iv) STOCK CERTIFICATES AND INSTRUMENTS. All original stock certificates for all Capital Stock of ACIC, together with assignments separate from certificate for each such stock certificate, and all original promissory notes and other instruments payable to each Borrower in which a security interest is being granted, each endorsed in blank;

         (f) LEGAL OPINION. The favorable written opinion of Hutton Ingram Yuzek Gainen Carroll & Bertolotti, counsel for the Borrowers in the form attached as EXHIBIT H hereto;

         (g) CONSENTS, APPROVALS, ETC. Copies of all governmental and nongovernmental consents, approvals, authorizations, declarations, registrations or filings, if any, required on the part of any Borrower in connection with the execution, delivery and performance of this Agreement, the Notes, the other Loan Documents or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of this Agreement, the Notes or any of the other Loan Documents, certified as true and correct and in full force and effect as of the Effective Date by a duly authorized officer of each Borrower, or, if none are required, a certificate of such officer to that effect;

         (h) ENVIRONMENTAL CERTIFICATE. An Environmental Certificate of the Borrowers dated no earlier than seven days prior to the Effective Date;

       EX-10.23-26
         (i) FEES. Payment of the fees described in Section 2.3(b) due on the Effective Date;

         (j) SOLVENCY CERTIFICATE, ETC. The Borrowers shall have executed a solvency certificate in the form of EXHIBIT I hereto; and

         (k) OTHER REQUIREMENTS. Such other documents, and completion of such other matters, as the Agent or the Required Lenders may reasonably request.

It is acknowledged and agreed that all conditions for the first Advance described in this Section 2.5 must be satisfied on or before March 31, 1995, and if not satisfied by March 31, 1995 any Lender may terminate its Commitments.

    2.6 FURTHER CONDITIONS FOR DISBURSEMENT. The obligation of the Lenders to make any Advance (including the first Advance), or any continuation or conversion under Section 2.7 is further subject to the satisfaction of the following conditions precedent:

         (a) The representations and warranties of each Borrower contained in Article IV hereof and in each Security Document shall be true and correct in all material respects on and as of the date such Advance is made (both before and after such Advance is made) as if such representations and warranties were made on and as of such date;

         (b) No Default or Event of Default shall exist or shall have occurred and be continuing on the date such Advance is made (whether before or after such Advance is made);

         (c) The Agent shall have received the Borrowing Base Certificate required pursuant to Section 5.1(d)(vi); and

         (d) In the case of any Letter of Credit Advance, the Borrower requesting such Letter of Credit shall have delivered to the Agent an application for the related Letter of Credit and other related documentation requested by and acceptable to the Agent appropriately completed and duly executed on behalf of such Borrower.

The Borrowers shall be deemed to have made a representation and warranty to the Lenders at the time of the making of, and the continuation or conversion of, each Advance to the effects set forth in clauses (a) and (b) of this
Section 2.6. For purposes of this Section 2.6 the representations and warranties contained in Section 4.6 hereof shall be deemed made with respect to both the financial statements referred to therein and the most recent financial statements delivered pursuant to Section 5.1(d)(ii), (iii), (iv) and (v).

    2.7 SUBSEQUENT ELECTIONS AS TO LOANS. Each Borrower may elect (a) to continue a Eurodollar Rate Loan, or a portion thereof, as a Eurodollar Rate Loan or (b) to convert a Eurodollar Rate Loan, or a portion thereof, to a Floating Rate Loan or (c) to convert a Floating Rate Loan, or a portion thereof, to a Eurodollar Rate Loan in each case by giving notice thereof to the Agent in substantially the form of EXHIBIT J hereto not later than 10:00 a.m. Detroit time four Eurodollar Business Days prior to the date any such continuation of or conversion to a Eurodollar Rate Loan is to be effective

       EX-10.23-27
and not later than 10:00 a.m. Detroit time one Business Day prior to the date such continuation or conversion is to be effective in all other cases, PROVIDED that an outstanding Eurodollar Rate Loan may only be converted on the last day of the then current Eurodollar Interest Period with respect to such Loan, and PROVIDED, FURTHER, if a continuation of a Loan as, or a conversion of a Loan to, a Eurodollar Rate Loan is requested, such notice shall also specify the Eurodollar Interest Period to be applicable thereto upon such continuation or conversion. The Agent, not later than the Business Day next succeeding the day such notice is given, shall provide notice of such election to the Lenders. If any Borrower shall not timely deliver such a notice with respect to any outstanding Eurodollar Rate Loan, such Borrower shall be deemed to have elected to convert such Eurodollar Rate Loan to a Floating Rate Loan on the last day of the then current Eurodollar Interest Period with respect to such Loan.

    2.8 LIMITATION OF REQUESTS AND ELECTIONS. (a) Notwithstanding any other provision of this Agreement to the contrary, if, upon receiving a request for a Eurodollar Rate Loan pursuant to Section 2.4, or a request for a continuation of a Eurodollar Rate Loan as a Eurodollar Rate Loan, or a request for a conversion of a Floating Rate Loan to a Eurodollar Rate Loan pursuant to Section 2.7, (i) in the case of any Eurodollar Rate Loan, deposits in Dollars for periods comparable to the Eurodollar Interest Period elected by the Borrower are not available to any Lender in the London interbank market, or (ii) the Eurodollar Rate will not adequately and fairly reflect the cost to any Lender of making, funding or maintaining the related Eurodollar Rate Loan, or (iii) by reason of national or international financial, political or economic conditions or by reason of any applicable law, treaty or other international agreement, rule or regulation (whether domestic or foreign) now or hereafter in effect, or the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Lender with any guideline, request or directive of such authority (whether or not having the force of law), including without limitation exchange controls, it is impracticable, unlawful or impossible for, or shall limit or impair the ability of, (A) any Lender to make or fund the relevant Borrowing or to continue such Borrowing as a Borrowing of the then existing type or to convert a Borrowing to such a Borrowing, or (B) the Borrowers to make or any Lender to receive any payment under this Agreement at the place specified for payment hereunder or to freely convert any amount paid into Dollars at market rates of exchange or to transfer any amount paid or so converted to the address of its principal office specified in Section 8.2, then the Borrowers shall not be entitled, so long as such circumstances continue, to request a Borrowing of the affected type pursuant to Section 2.4 or a continuation of or conversion to a Borrowing of the affected type pursuant to Section 2.7.
In the event that such circumstances no longer exist, the Lenders shall again consider requests for Borrowings of the affected type pursuant to Section 2.4, and requests for continuations of and conversions to Loans of the affected type pursuant to Section 2.7.

         (b) Notwithstanding any other provision of this Agreement to the contrary and in order to give effect to the provisions of Section 3.1(a)(ii), the Borrowers shall make requests for Eurodollar Rate Loans pursuant to
Section 2.4, and requests for continuations of and conversions to Eurodollar Rate Loans pursuant to Section 2.7, such that on each date that any scheduled principal payment is due with respect to the Term Loan, either Floating Rate Loans, or Eurodollar Rate Loans having a Eurodollar Interest Period ending on

       EX-10.23-28
such date, or any combination thereof, are outstanding on such date in an aggregate outstanding principal amount not less than the amount of such principal payment.

    2.9  MINIMUM AMOUNTS; LIMITATION ON NUMBER OF LOANS; ETC.  Except for
(a) Advances which exhaust the entire remaining amount of the Commitments, and (b) payments required pursuant to Section 3.1(c) or Section 3.9, each Advance and each continuation or conversion pursuant to Section 2.7 and each prepayment thereof shall be in a minimum amount of, in the case of Eurodollar Rate Loans, $2,000,000 and in integral multiples of $100,000 and in the case of Floating Rate Loans (other than Floating Rate Loans made by the Agent pursuant to Section 2.4(c), which may be in such amounts as agreed to from time to time between the Agent and the Company), $1,000,000 and in integral multiples of $100,000 and each Letter of Credit Advance shall be in a minimum amount of $25,000. No more than six Eurodollar Interest Periods shall be permitted to exist at any one time with respect to all Loans outstanding hereunder from time to time.

    2.10 BORROWING BASE ADJUSTMENTS. (a) Each Borrower agrees that if at any time any trade account receivable or any inventory of any Borrower fails to constitute Eligible Accounts Receivable or Eligible Inventory, as the case may be, for any reason, the Agent or the Required Lenders may, at any time and notwithstanding any prior classification of eligibility, classify such asset or property as ineligible and exclude the same from the computation of the Borrowing Base without in any way impairing the rights of the Lenders and the Agent in and to the same under the Security Agreement.

         (b) Subject to the last sentence of this Section 2.10(b), the Agent at all times shall be entitled to increase, reduce, create or release reserves against the Borrowing Base and otherwise increase or decrease the standard of eligibility hereunder for Eligible Accounts Receivable and Eligible Inventory. Subject to the last sentence of this Section 2.10(b), the Required Lenders shall each have the right to direct the Agent to increase or create additional reserves or otherwise increase the standard of eligibility as they may deem necessary or appropriate in each case. Each modification of the reserves and eligibility standards hereunder by the Required Lenders or the Agent shall be reasonably made, taken upon such written notice to Borrower as is commercially practical in light of the events giving rise to the modification or creation of the reserve or modification of eligibility standards and, if such action would result in a decrease or increase in the Borrowing Base in amount equal to or greater than $500,000, made only with written consent of the Required Lenders.

    2.11 SECURITY AND COLLATERAL. To secure the Lender Obligations the Borrowers shall execute and deliver, or cause to be executed and delivered, to the Lenders and the Agent Security Documents granting liens and security interests in all Lender Collateral, provided that it is acknowledged and agreed that the Lenders and the Agent will not be taking liens and security interests in real property owned by any of the Borrowers, but the Agent reserves the right to request the execution and delivery of documents and agreements to grant the lien and security interest in all real property if at any time required by the Required Lenders.

    2.12 USE OF PROCEEDS. Proceeds of the Term Loan in the aggregate amount of $45,000,000 shall be used to pay in full all indebtedness owing by any of the Borrowers to NBD, with the remainder being used for working

       EX-10.23-29
capital and general corporate purposes, including making payments to Great Dane Holdings, provided that not more than $25,000,000 of the cash on hand, the proceeds of the Term Loan and the initial Revolving Credit Advance shall be transferred to Great Dane Holdings.

       EX-10.23-30
                                  ARTICLE III.
                      PAYMENTS AND PREPAYMENTS OF ADVANCES
                      ------------------------------------


    3.1  PRINCIPAL PAYMENTS AND PREPAYMENTS.

         (a) Unless earlier payment is required under this Agreement, (i) the Borrowers shall pay to the Lenders on the Termination Date the entire outstanding principal amount of the Revolving Credit Loans and (ii) the Borrowers shall pay to the Lenders the outstanding principal amount of the Term Loan in twenty equal consecutive quarterly payments of $2,250,000 each payable on the last Business Day of each March, June, September and December commencing with the last Business Day of June 30, 1995, to and including the Maturity Date, and the entire outstanding principal amount of the Term Loan shall be due and payable.

         (b) The Borrowers may at any time and from time to time prepay all or a portion of the Loans, without premium or penalty, PROVIDED that (i) the Borrowers may not prepay any portion of any Loan as to which an election for a continuation of or a conversion to a Eurodollar Rate Loan is pending pursuant to Section 2.4, and (ii) unless earlier payment is required under this Agreement, any Eurodollar Rate Loan may only be prepaid on the last day of the then current Eurodollar Interest Period with respect to such Loan. Upon the giving of such notice, the aggregate principal amount of such Loan or portion thereof so specified in such notice, together with such accrued interest and other amounts, shall become due and payable on the specified prepayment date.

         (c) If at any time the aggregate outstanding principal amount of the Revolving Credit Advances shall exceed the then Borrowing Base, the Borrowers shall forthwith pay to the Lenders an amount for application to the outstanding principal amount of the Revolving Credit Loans, or provide to the Lenders cash collateral in respect of outstanding Letters of Credit in an amount, such that the aggregate amount of such payments and such cash collateral is not less than the amount of such excess.

         (d) All prepayments of the Term Loan, whether optional or mandatory, shall be applied to installments of principal of the Term Loan in the inverse order of their maturities and no partial prepayment of the Term Loan shall reduce the amount or defer the date of the scheduled installments of principal required to be paid thereon.

    3.2 INTEREST PAYMENTS. The Borrowers shall pay interest to the Lenders on the unpaid principal amount of each Loan, for the period commencing on the date such Loan is made until such Loan is paid in full, on each Interest Payment Date and at maturity (whether at stated maturity, by acceleration or otherwise), and thereafter on demand, at the following rates per annum:

         (a) During such periods that such Loan is a Floating Rate Loan, the Floating Rate.

         (b) During such periods that such Loan is a Eurodollar Rate Loan, the Eurodollar Rate applicable to such Loan for each related Eurodollar Interest Period.

       EX-10.23-31
Notwithstanding the foregoing paragraphs (a) and (b), the Borrowers shall pay interest on demand by the Agent at the Overdue Rate on the outstanding principal amount of any Loan and any other amount payable by any Borrower hereunder (other than interest) during any period when an Event of Default exists and if required by the Required Lenders.

    3.3 LETTER OF CREDIT REIMBURSEMENT PAYMENTS. (a) (i) The Borrowers agree to pay to the Agent, on the day on which the Agent shall honor a draft or other demand for payment presented or made under any Letter of Credit, an amount equal to the amount paid by the Agent in respect of such draft or other demand under such Letter of Credit and all expenses paid or incurred by the Agent relative thereto. Unless the Borrowers shall have made such payment to the Agent on such day, upon each such payment by the Agent, the Agent shall be deemed to have disbursed to the Borrower for whose account such Letter of Credit was issued, and such Borrower shall be deemed to have elected to satisfy its reimbursement obligation by, a Loan bearing interest at the Floating Rate for the account of the Lenders in an amount equal to the amount so paid by the Agent in respect of such draft or other demand under such Letter of Credit. Such Loan shall be disbursed notwithstanding any failure to satisfy any conditions for disbursement of any Loan set forth in
Article II hereof and, to the extent of the Loan so disbursed, the reimbursement obligation of such Borrower under this Section 3.3 shall be deemed satisfied; PROVIDED, HOWEVER, that nothing in this Section 3.3 shall be deemed to constitute a waiver of any Default or Event of Default caused by the failure to satisfy the conditions for disbursement or otherwise.

              (ii) If, for any reason (including without limitation as a result of the occurrence of an Event of Default with respect to any Borrower pursuant to Section 6.1(h)), Floating Rate Loans may not be made by the Lenders as described in Section 3.3(a)(i), then (A) the Borrowers agree that each reimbursement amount not paid pursuant to the first sentence of Section 3.3(a)(i) shall bear interest, payable on demand by the Agent, at the interest rate then applicable to Floating Rate Loans, and (B) effective on the date each such Floating Rate Loan would otherwise have been made, each Lender severally agrees that it shall unconditionally and irrevocably, without regard to the occurrence of any Default or Event of Default, in lieu of deemed disbursement of loans, to the extent of such Lender's Commitment, purchase a participating interest in each reimbursement amount. Each Lender will immediately transfer to the Agent, in same day funds, the amount of its participation. Each Lender shall share on a pro rata basis (calculated by reference to its Commitment) in any interest which accrues thereon and in all repayments thereof. If and to the extent that any Lender shall not have so made the amount of such participating interest available to the Agent, such Lender and the Borrowers severally agree to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Agent until the date such amount is paid to the Agent, at
(x) in the case of the Borrowers, the interest rate then applicable to Floating Rate Loans and (y) in the case of such Lender, the Federal Funds Rate.

         (b)  The reimbursement obligation of the Borrowers under this
Section 3.3 shall be absolute, unconditional and irrevocable and shall remain in full force and effect until all Lender Obligations shall have been satisfied, and such obligations of the Borrowers shall not be affected, modified or impaired upon the happening of any event, including without

       EX-10.23-32
limitation, any of the following, whether or not with notice to, or the consent of, the Borrowers:

              (i) Any lack of validity or enforceability of any Letter of Credit or any documentation relating to any Letter of Credit or to any transaction related in any way to such Letter of Credit (the "Letter of Credit Documents");

              (ii) Any amendment, modification, waiver, consent, or any substitution, exchange or release of or failure to perfect any interest in collateral or security, with respect to any of the Letter of Credit Documents;

              (iii) The existence of any claim, setoff, defense or other right which any Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), the Agent or any Lender or any other person or entity, whether in connection with any of the Letter of Credit Documents, the transactions contemplated herein or therein or any unrelated transactions;

              (iv) Any draft or other statement or document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

              (v) Payment by the Agent to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of the Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit;

              (vi) Any failure, omission, delay or lack on the part of the Agent or any Lender or any party to any of the Letter of Credit Documents to enforce, assert or exercise any right, power or remedy conferred upon the Agent, any Lender or any such party under this Agreement or any of the Letter of Credit Documents, or any other acts or omissions on the part of the Agent, any Lender or any such party;

              (vii) Any other event or circumstance that would, in the absence of this clause, result in the release or discharge by operation of law or otherwise of any Borrower from the performance or observance of any obligation, covenant or agreement contained in this Section 3.3.

No setoff, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature which any Borrower has or may have against the beneficiary of any Letter of Credit shall be available hereunder to any Borrower against the Agent or any Lender. Nothing in this Section 3.3 shall limit the liability, if any, of the Agent to any Borrower pursuant to Section 8.5.

    3.4 PAYMENT METHOD. (a) All payments to be made by any Borrower hereunder will be made to the Agent for the account of the Lenders in immediately available, freely transferable, cleared funds not later than 3:00 p.m. Detroit time on the date on which such payment shall become due at the principal office of the Agent specified in Section 8.2. Payments received after 3:00 p.m. at the place for payment shall be deemed to be payments made

       EX-10.23-33
prior to 3:00 p.m. at the place for payment on the next succeeding Business Day. Each Borrower hereby authorizes the Agent to charge its bank accounts in order to cause timely payment of amounts due hereunder to be made (subject to sufficient funds being available in such bank account for that purpose).

         (b) At the time of making each such payment, the Borrower making such payment shall, subject to the other terms and conditions of this Agreement, specify to the Agent that Loan or other obligation hereunder to which such payment is to be applied. In the event that such Borrower fails to so specify the relevant obligation or if an Event of Default shall have occurred and be continuing, the Agent may apply such payments as it may determine in its sole discretion (subject to Section 6.3), provided that the Agent shall endeavor to apply such payments to any obligations that are due on such date.

         (c) On the day such payments are deemed received, the Agent shall remit to the Lenders their pro rata shares of such payments in immediately available funds to the Lenders at their respective address in the United States specified for notices pursuant to Section 8.2. In the case of payments of principal and interest on any Borrowing, such pro rata shares shall be determined with respect to each such Lender by the ratio which the outstanding principal balance of its Loan included in such Borrowing bears to the outstanding principal balance of the Loans of all of the Lenders included in such Borrowing, and in the case of fees paid pursuant to Section 2.3 and other amounts payable hereunder (other than the Agent's fees payable pursuant to Section 2.3(d) and amounts payable to any Lender under Section 3.7), such pro rata shares shall be determined with respect to each such Lender by the ratio which the Commitment (or the Advances if such Commitment has expired or been terminated) of such Lender bears to the Commitments (or the Advances if such Commitments have expired or been terminated) of all the Lenders.

         (d) (i) CMC and SCSM have established, or will establish on or before 45 days after the Effective Date, and shall continue to maintain the lockboxes set forth on SCHEDULE 3.4(d)(i) hereto and other depositary accounts acceptable to the Agent, and have instructed, or will instruct on or before 45 days after the Effective Date, and shall continue to instruct all account debtors on all accounts receivable and other obligations owing to each Borrower to remit payments to its Lockboxes or such other depositary accounts acceptable to the Agent. On or before 45 days after the Effective Date, all amounts received by CMC and SCSM from any account debtor, in addition to all cash and other remittances received from any source including but not limited to proceeds from asset sales and judgments, shall upon receipt be deposited into a Depository Account with the Agent (as defined below).

              (ii) Each Borrower, other than CMC and SCSM, will establish, promptly upon the occurrence and during the continuance of an Event of Default, and without limiting or otherwise impairing any other remedies which may be exercised by the Agent and the Lenders upon the occurrence of an Event of Default, lockboxes (collectively with the lockboxes described in clause
(d)(i) above, the "Lockboxes") and other depository accounts acceptable to the Agent and shall instruct all account debtors and all accounts receivable and other obligations owing to each such Borrower to remit payments to its Lockboxes or such other depository accounts acceptable to the Agent. Upon and during the continuance of an Event of Default, all amounts received by such Borrowers from any account debtor, in addition to all cash and other

       EX-10.23-34
remittances received from any source including but not limited to proceeds from asset sales and judgments, shall, upon receipt, be deposited into a Depository Account (as defined below).

              (iii) Upon the occurrence and during the continuance of an Event of Default, each Borrower, the Agent and financial institutions selected by each Borrower and acceptable to the Agent (the "Depositary Banks") shall enter into appropriate blocked account arrangements, on terms and subject to documentation in form and substance satisfactory to the Agent (the "Blocked Account Agreements") providing, among other things, for the following:

              (A) The Borrowers opening bank accounts in their name at each Depositary Bank (collectively, together with any other such accounts established from time to time in accordance herewith, the "Depository Accounts").

              (B) All receipts received in the Lockboxes or otherwise received by any Borrower shall be transferred at the end of each day to the appropriate Depository Account. All funds in each Depository Account shall at all times be pledged to the Agent pursuant to Blocked Account Agreements, and all Depository Accounts shall be cash collateral accounts, with all cash, checks, and other similar items of payment in such Depository Accounts securing payment of all Lender Obligations, and in which each Borrower shall have granted, and each Depositary Bank shall have acknowledged, a first priority lien in favor of the Agent.

              (C) Upon terms and subject to conditions set forth in the Blocked Account Agreements, all available amounts held in each Depository Account shall be electronically transferred, either by wire transfer, automated clearing houses or other means acceptable to the Agent, daily, or as they otherwise become available, into a concentration account in the name and under the sole control of the Agent at the principal office of the Agent and the Agent is hereby granted a first priority lien and security interest in all funds and other amounts on deposit on each such concentration account securing all of the Lender Obligations. Such concentration account shall be established (the "Concentration Account"), with all amounts in each Depository Account transferred into the Concentration Account.

              (D) Upon and during the continuance of any Event of Default all good funds deposited into the Concentration Account shall be applied to the Advances until paid in full.

    3.5 NO SETOFF OR DEDUCTION. All payments of principal of and interest on the Loans and other amounts payable by the Borrowers hereunder and under the other Loan Documents shall be made by the Borrowers without setoff or counterclaim, and, subject to the next succeeding sentence, free and clear of, and without deduction or withholding for, or on account of, any present or future taxes, levies, imposts, duties, fees, assessments, or other charges of whatever nature, imposed by any governmental authority, or by any department, agency or other political subdivision or taxing authority. If any such taxes, levies, imposts, duties, fees, assessments or other charges (other than taxes imposed on the overall net income of any Lender or the Agent) are imposed (collectively, "Withholding Taxes"), the Borrowers will pay such additional amounts as may be necessary so that payment of principal of and interest on the Loans and other amounts payable hereunder and under

       EX-10.23-35
the other Loan Documents, after withholding or deduction for or on account thereof, will not be less than any amount provided to be paid hereunder or thereunder and, in any such case, the Borrowers will furnish to the Lenders certified copies of all tax receipts evidencing the payment of such amounts within 45 days after the date any such payment is due pursuant to applicable law. At the request of the Company and at the Company's expense, each Lender agrees to take reasonable efforts to obtain any credit or refund with respect to any such Withholding Taxes if such Lender can do so without prejudicing any of such Lender's rights to obtain any allowances or other relief or any other rights of such Lender, provided that the efforts to be taken and the amount of any credit or refund shall be determined by such Lender, and the Borrowers shall not have access to any of such Lender's tax and other records.

    3.6 PAYMENT ON NON-BUSINESS DAY; PAYMENT COMPUTATIONS. Except as otherwise provided in this Agreement to the contrary, whenever any installment of principal of, or interest on, any Loan or any other amount due hereunder becomes due and payable on a day which is not a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of any installment of principal, interest shall be payable thereon at the rate per annum determined in accordance with this Agreement during such extension. Computations of interest and other amounts due under this Agreement shall be made on the basis of a year of 360 days (or 365 or 366 days, as the case may be, when computing the Floating Rate) for the actual number of days elapsed, including the first day but excluding the last day of the relevant period.

    3.7 ADDITIONAL COSTS. (a) In the event that any applicable law, treaty or other international agreement, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Lender or the Agent, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Lender or the Agent with any guideline, request or directive of any such authority (whether or not having the force of law), shall (i) affect the basis of taxation of payments to any Lender or the Agent of any amounts payable by any Borrower under this Agreement (other than taxes imposed on the overall net income of any Lender or the Agent), or (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Lender or the Agent, or
(iii) shall impose any other condition with respect to this Agreement, or any of the Commitments, the Notes or the Loans or any Letter of Credit, and the result of any of the foregoing is to increase the cost to any Lender or the Agent, as the case may be, of making, funding or maintaining any Eurodollar Rate Loan or any Letter of Credit or to reduce the amount of any sum receivable by any Lender or the Agent, as the case may be, thereon, then the Borrowers shall pay to such Lender or the Agent, as the case may be, from time to time, upon request by such Lender (with a copy of such request to be provided to the Agent) or the Agent, additional amounts sufficient to compensate such Lender or the Agent, as the case may be, for such increased cost or reduced sum receivable to the extent, in the case of any Eurodollar Rate Loan, such Lender or the Agent is not compensated therefor in the computation of the interest rate applicable to such Eurodollar Rate Loan. A

       EX-10.23-36
statement, including a calculation, as to the amount of such increased cost or reduced sum receivable, prepared in good faith and in reasonable detail by such Lender or the Agent, as the case may be, and submitted by such Lender or the Agent, as the case may be, to the Borrowers, shall be conclusive and binding for all purposes absent manifest error in computation. Each Lender agrees that it will not treat the Borrowers substantially different from any other comparable borrower of such Lender with respect to the amount owing under this Section 3.7(a).

         (b) In the event that any applicable law, treaty or other international agreement, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Lender or the Agent, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Lender or the Agent with any guideline, request or directive of any such authority (whether or not having the force of law), including any risk-based capital guidelines, affects or would affect the amount of capital required or expected to be maintained by such Lender or the Agent (or any corporation controlling such Lender or the Agent) and such Lender or the Agent, as the case may be, determines that the amount of such capital is increased by or based upon the existence of such Lender's or the Agent's obligations or Advances hereunder and such increase has the effect of reducing the rate of return on such Lender's or the Agent's (or such controlling corporation's) capital as a consequence of such obligations hereunder to a level below that which such Lender or the Agent (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy), then the Borrowers shall pay to such Lender or the Agent, as the case may be, from time to time, upon request by such Lender (with a copy of such request to be provided to the Agent) or the Agent, additional amounts sufficient to compensate such Lender or the Agent (or such controlling corporation) for any increase in the amount of capital and reduced rate of return which such Lender or the Agent reasonably determines to be allocable to the existence of such Lender's or the Agent's obligations hereunder. A statement, including a calculation, as to the amount of such compensation, prepared in good faith and in reasonable detail by such Lender or the Agent, as the case may be, and submitted by such Lender or the Agent to the Borrowers, shall be conclusive and binding for all purposes absent manifest error in computation. Such Lender or the Agent may, at its option, specify that such amounts be paid by way of an increase in the commitment fees payable by the Borrowers pursuant to Section 2.3(a). Each Lender agrees that it will not treat the Borrowers substantially different from any other comparable borrower of such Lender with respect to the amount owing under this Section 3.7(b).

    3.8 ILLEGALITY AND IMPOSSIBILITY. In the event that any applicable law, treaty or other international agreement, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Lender, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Lender with any guideline, request or directive of such authority (whether or not having the force of law), including without limitation exchange controls, (a) shall make it unlawful or impossible for any Lender to maintain any Loan under this Agreement, or (b) shall make it

       EX-10.23-37
impracticable, unlawful or impossible for, or shall in any way limit or impair ability of, any Borrower to make or any Lender to receive any payment under this Agreement at the place specified for payment hereunder, the Borrowers shall upon receipt of notice thereof from such Lender, repay in full the then outstanding principal amount of each Loan so affected, together with all accrued interest thereon to the date of payment and all amounts owing to such Lender under Section 3.9, (i) on the last day of the then current Eurodollar Interest Period applicable to such Loan if such Lender may lawfully continue to maintain such Loan to such day, or (ii) immediately if such Lender may not continue to maintain such Loan to such day.

    3.9 INDEMNIFICATION. If a Borrower makes any payment of principal with respect to any Eurodollar Rate Loan on any other date than the last day of an Eurodollar Interest Period applicable thereto (whether pursuant to Section 3.1(c), Section 3.8, Section 6.2 or otherwise), or if any Borrower fails to borrow any Eurodollar Rate Loan after notice has been given to the Lenders in accordance with Section 2.4, or if any Borrower fails to make any payment of principal or interest in respect of a Eurodollar Rate Loan when due, the Borrowers shall reimburse each Lender on demand for any resulting loss or expense incurred by each such Lender, including without limitation any loss incurred in obtaining, liquidating or employing deposits from third parties, whether or not such Lender shall have funded or committed to fund such Loan. A statement as to the amount of such loss or expense, prepared in good faith and in reasonable detail by such Lender and submitted by such Lender to the Borrowers, shall be conclusive and binding for all purposes absent manifest error in computation. Calculation of all amounts payable to such Lender under this Section 3.9 shall be made as though such Lender shall have actually funded or committed to fund the relevant Eurodollar Rate Loan through the purchase of an underlying deposit in an amount equal to the amount of such Loan in the relevant market and having a maturity comparable to the related Eurodollar Interest Period and, through the transfer of such deposit to a domestic office of such Lender in the United States; PROVIDED, HOWEVER, that such Lender may fund any Eurodollar Rate Loan in any manner it sees fit and the foregoing assumption shall be utilized only for the purpose of calculation of amounts payable under this Section 3.9.


                                  ARTICLE IV.
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

    Each of the Borrowers represents and warrants to the Lenders and the Agent that:

    4.1 CORPORATE EXISTENCE AND POWER. It is a corporation duly organized, validly existing and in good standing under the laws of the state of its jurisdiction of incorporation, and is duly qualified to do business, and is in good standing, in all jurisdictions listed on SCHEDULE 4.1, and the failure to qualify to do business in any other jurisdiction will not have a Material Adverse Effect. It has all requisite power to own or lease the properties used in its business and to carry on its business as now being conducted and as proposed to be conducted, and to execute and deliver this

       EX-10.23-38
Agreement, the Notes and the other Loan Documents to which it is a party and to engage in the transactions contemplated by this Agreement.

    4.2 CORPORATE AUTHORITY. The execution, delivery and performance by each Borrower of this Agreement, the Notes and the other Loan Documents to which it is a party have been duly authorized by all necessary corporate action and are not in contravention of any law, rule or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of the terms of such Borrower's charter or by-laws or of any contract or undertaking to which such Borrower is a party or by which such Borrower or any of its property may be bound or affected and will not result in the imposition of any Lien on any of their property or of any of their Subsidiaries except for Permitted Liens.

    4.3 BINDING EFFECT. This Agreement is, and the Notes and the other Loan Documents to which any Borrower is a party when delivered hereunder will be, legal, valid and binding obligations of each Borrower enforceable against each Borrower in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of the rights of creditors generally.

    4.4 SUBSIDIARIES, ETC. SCHEDULE 4.4 hereto correctly sets forth the name, jurisdiction of organization and ownership of each Subsidiary of each Borrower. Each such Subsidiary and each corporation or partnership becoming a Subsidiary of any Borrower after the date hereof is and will be a corporation or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is and will be duly qualified to do business, and in good standing, in all jurisdictions listed on SCHEDULE 4.4, and the failure to qualify to do business in any other jurisdiction will not have a Material Adverse Effect. Each Subsidiary of each Borrower has and will have all requisite power to own or lease the properties used in its business and to carry on its business as now being conducted and as proposed to be conducted. All outstanding shares of capital stock of each class of each corporate Subsidiary of each Borrower have been and will be validly issued and are and will be fully paid and nonassessable and, except as to director's qualifying shares, 10% of the Capital Stock of SCSM or as otherwise disclosed in writing to the Lenders from time to time, are and will be owned, beneficially and of record, by a Borrower or another Subsidiary of a Borrower free and clear of any Liens.

    4.5 LITIGATION. Except as set forth in SCHEDULE 4.5 hereto, there is no action, suit or proceeding pending or, to the best of the Borrowers' knowledge, threatened against or affecting any Borrower or any of their respective Subsidiaries before or by any court, governmental authority or arbitrator, which if adversely decided might have, either individually or collectively, a Material Adverse Effect and, to the best of each Borrower's knowledge, there is no basis for any such action, suit or proceeding.

    4.6 FINANCIAL CONDITION. The consolidated balance sheet of the Company and its Subsidiaries and the consolidated statements of income and cash flows of the Company and its Subsidiaries, of Great Dane Trailers and its Subsidiaries and of Great Dane Holdings and its Subsidiaries for the fiscal year ended December 31, 1993 and reported on by Ernst & Young, independent

       EX-10.23-39
certified public accountants, and the interim consolidated balance sheet and interim consolidated statements of income and cash flows of the Company and its Subsidiaries and of Great Dane Holdings and its Subsidiaries for the nine-month period ending September 30, 1994, copies of which have been furnished to the Lenders, fairly present, and the financial statements of the Company and its Subsidiaries, of Great Dane Trailers and its Subsidiaries and of Great Dane Holdings and its Subsidiaries delivered pursuant to Section 5.1(d) will fairly present, the consolidated financial position of the Company and its Subsidiaries, of Great Dane Trailers and its Subsidiaries and of Great Dane Holdings and its Subsidiaries as at the respective dates thereof, and the consolidated results of operations of the Company and its Subsidiaries, of Great Dane Trailers and its Subsidiaries and of Great Dane Holdings and its Subsidiaries for the respective periods indicated, all in accordance with Generally Accepted Accounting Principles consistently applied (subject, in the case of said interim statements, to year-end audit adjustments). There has been no event or development which has had or could reasonably be expected to have a Material Adverse Effect since December 31, 1993. There is no material contingent liability of the Company or any of its Subsidiaries in accordance with Generally Accepted Accounting Principles that is not reflected in such financial statements or in the notes thereto.

    4.7 USE OF ADVANCES. The Borrowers will use the proceeds of the Advances as required hereunder and for their general corporate purposes. Neither any Borrower nor any of their respective Subsidiaries extends or maintains, in the ordinary course of business, credit for the purpose, whether immediate, incidental, or ultimate, of buying or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used for the purpose, whether immediate, incidental, or ultimate, of buying or carrying any such margin stock or maintaining or extending credit to others for such purpose. After applying the proceeds of each Advance, such margin stock will not constitute more than 25% of the value of the assets (either of or any Borrower alone or of the Borrowers and their respective Subsidiaries on a consolidated basis) that are subject to any provisions of this Agreement or any Security Document that may cause the Advances to be deemed secured, directly or indirectly, by margin stock.

    4.8 CONSENTS, ETC. Except for such consents, approvals, authorizations, declarations, registrations or filings delivered by the Borrowers pursuant to Section 2.5(g), if any, each of which is in full force and effect, no consent, approval or authorization of or declaration, registration or filing with any governmental authority or any nongovernmental person or entity, including without limitation any creditor, lessor or stockholder of any Borrower or any of their respective Subsidiaries, is required on the part of any Borrower in connection with the execution, delivery and performance of this Agreement, the Notes, the other Loan Documents or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of this Agreement, the Notes or any of the other Loans Documents.

    4.9 TAXES. Except as set forth on SCHEDULE 4.9, the Borrowers and their respective Subsidiaries have filed all tax returns (federal, state and local) required to be filed and have paid all taxes shown thereon to be due,

       EX-10.23-40
including interest and penalties, or have established adequate financial reserves on their respective books and records for payment thereof in accordance with Generally Accepted Accounting Principles. Except as set forth on SCHEDULE 4.9, neither any Borrower nor any of their respective Subsidiaries knows of any actual or proposed tax assessment or any basis therefor, and no extension of time for the assessment of deficiencies in any federal or state tax has been granted by any Borrower or any such Subsidiary.

    4.10 TITLE TO PROPERTIES. Except as otherwise disclosed in the latest balance sheet delivered pursuant to Section 4.6 or 5.1(d) of this Agreement, the Borrowers or one or more of their respective Subsidiaries have good and marketable fee simple title to all of the real property, and a valid and indefeasible ownership interest in all of the other properties and assets (including, without limitation, the collateral subject to the Security Documents to which any of them is a party) reflected in said balance sheet or subsequently acquired by any Borrower or any such Subsidiary except such properties and assets the failure of title to which would not have a Material Adverse Effect on the Borrowers and their respective Subsidiaries on a consolidated basis. All of such properties and assets are free and clear of any Lien, except for Permitted Liens.

    4.11 BORROWING BASE. All trade accounts receivable and inventory of each Borrower represented or reported by the Company to be, or are otherwise included in, Eligible Accounts Receivable and Eligible Inventory comply in all respects with the requirements therefor set forth in the definition thereof, and the computations of the Borrowing Base set forth in each Borrowing Base Certificate is true and correct.

    4.12 ERISA. The Borrowers and their ERISA Affiliates and their respective Plans are in compliance in all material respects with those provisions of ERISA and of the Code which are applicable with respect to any Plan to the extent that noncompliance of such provisions would reasonably be expected to have a Material Adverse Effect. During the six years prior to the date hereof, no Prohibited Transaction and no Reportable Event has occurred with respect to any such Plan which has resulted or may reasonably be expected to result in any material liability of any Borrower or ERISA Affiliates which could have a Material Adverse Effect. Except as disclosed on SCHEDULE 4.12, none of the Borrowers or any of their ERISA Affiliates is an employer with respect to any Multiemployer Plan. The Borrowers and their ERISA Affiliates have met the minimum funding requirements under ERISA and the Code with respect to each of their respective Plans, to the extent that not meeting such funding requirements would reasonably be expected to have a Material Adverse Effect, and have paid all premiums due to the PBGC, to the extent that nonpayment of these premiums would reasonably be expected to have a Material Adverse Effect, and are not in material breach of any obligation relating to any Plan which could have Material Adverse Effect. As of December 31, 1993, the aggregate amount of Actuarial Present Value of Accumulated Plan Benefits did not exceed the aggregate amount of Net Assets Available for Plan Benefits with respect to all Plans of the Borrowers, their Subsidiaries and their ERISA Affiliates by more than $3,800,000.

    4.13 DISCLOSURE. No report or other information furnished in writing by any Borrower or by any officer, director or accountant of any Borrower to

       EX-10.23-41
any Lender or the Agent in connection with the negotiation or administration of this Agreement contains any material misstatement of fact or omits to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made. Neither this Agreement, the Notes, the other Loan Documents nor any other document, certificate, or report or written statement or other written information furnished to any Lender or the Agent by of any Borrower or any officer, director or accountant in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact in order to make the statements contained herein and therein not misleading in light of the circumstances in which they were made. There is no fact known to any Borrower which materially and adversely affects, or which in the future may (so far as any Borrower can now foresee) materially and adversely affect, the business, properties, operations or condition, financial or otherwise, of any Borrower or any of their respective Subsidiaries, which has not been set forth in this Agreement or in the other documents, certificates, statements, reports and other information furnished in writing to the Lenders by or on behalf of any Borrower in connection with the transactions contemplated hereby.

    4.14 NO DEFAULT. No Borrower is in default or has received any notice of default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

    4.15 INTELLECTUAL PROPERTY. Set forth on SCHEDULE 4.15 is a complete and accurate list of all patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof, of each Borrower showing as of the Effective Date the jurisdiction in which registered, the registration number, the date of registration and the expiration date. Each Borrower and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted (the "INTELLECTUAL PROPERTY") except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect. No claim has been asserted and is pending by any person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Borrower know of any valid basis for any such claim. The use of such Intellectual Property by any Borrower does not infringe on the rights of any Person, and, to the knowledge of each Borrower, no Intellectual Property has been infringed, misappropriated or diluted by any other Person, except for such claims, infringements, misappropriations and dilutions that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

    4.16 NO BURDENSOME RESTRICTIONS. No Requirement of Law or Contractual Obligation applicable to any Borrower could reasonably be expected to have a Material Adverse Effect.

    4.17 LABOR MATTERS. There are no strikes or other labor disputes against any Borrower pending or, to the knowledge of any Borrower, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of

       EX-10.23-42
each Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be
expected to have a Material Adverse Effect.   All payments due from any
Borrower on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the Borrowers.

    4.18 SOLVENCY. Each Borrower is, and after giving effect to the transactions described herein and to the incurrence or assumption of all Indebtedness and obligations being incurred or assumed in connection herewith will be and will continue to be, Solvent.

    4.19 EXECUTIVE LIFE INSURANCE COMPANY; REORGANIZATION OF CHECKER L.P. Except as set forth on SCHEDULE 4.19, the capital account and all other amounts owing to Executive Life Insurance Company due to any interest it may have in Checker L.P. have been paid in full, and all interest in Checker L.P. previously owned by Executive Life Insurance Company are now owned by the Company. Checker L.P. has been reorganized and all of its assets have been distributed to the Company, Yellow Cab, AutoWerks and CMC.

    4.20 TAXI MEDALLIONS. The Company is the record owner and Yellow Cab is the beneficial owner of all taxi medallions identified on Schedule 4.20, provided that Yellow Cab may become the record owner. The Company and Yellow Cab have provided the City of Chicago, Commissioner of Consumers Services with all notices required to be given by a licensee pursuant to the City of Chicago, Department of Consumer Services, Rules and Regulations for Public Passenger Vehicle License Holders and there are no other notices or consents required. No charges have been filed with the City of Chicago Mayors License Commission to revoke any licenses or taxi medallion identified on the Schedules to any Security Agreement. The Agent, for the benefit of itself and the Lenders, has a first priority, enforceable and perfected security interest in the taxi medallions identified as pledged to the Agent on
Schedule 4.20.


                                   ARTICLE V.
                                   COVENANTS
                                   ---------

    5.1 AFFIRMATIVE COVENANTS. Each Borrower covenants and agrees that, until the Termination Date and thereafter until payment in full of the principal of and accrued interest on the Notes and all other Lender Obligations and the performance of all other obligations of the Borrowers under this Agreement and the other Loan Documents, unless the Required Lenders shall otherwise consent in writing, the Borrowers shall, and shall cause each of their respective Subsidiaries to:

         (a) PRESERVATION OF OR CORPORATE EXISTENCE, ETC. Except for mergers and dissolutions permitted pursuant to Section 5.2(h), do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and its qualification as a foreign corporation, as

       EX-10.23-43
the case may be, in good standing in each jurisdiction in which such qualification is necessary under applicable law and in which failure to qualify would have a Material Adverse Effect, and the rights, licenses, permits (including those required under Environmental Laws), franchises, patents, copyrights, trademarks and trade names material to the conduct of its businesses taken as a whole; and defend all of the foregoing against all claims, actions, demands, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority.

         (b) COMPLIANCE WITH LAWS, ETC. Comply in all material respects with all applicable laws, rules, regulations and orders of any governmental authority, whether federal, state, local or foreign (including without limitation ERISA, the Code and Environmental Laws), in effect from time to time, where failure to comply might have a Material Adverse Effect; and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income, revenues or property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might give rise to Liens upon such properties or any portion thereof, except to the extent that payment of any of the foregoing is then being contested in good faith by appropriate legal proceedings and with respect to which adequate financial reserves have been established on the books and records of any Borrower or any of their respective Subsidiaries in accordance with Generally Accepted Accounting Principles.

         (c) MAINTENANCE OF PROPERTIES; INSURANCE. Maintain in good repair, working order and condition as is customary for the industry all material property used or useful in, and material to, the business of any Borrower or any of their respective Subsidiaries and from time to time make, and cause to be made all appropriate repairs and renewals thereto and replacements thereof; and maintain insurance with responsible and reputable insurance companies or associations in such amounts, on such terms and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties similarly situated and maintain in full force and effect public liability insurance, insurance against claims for personal injury or death or property damage occurring in connection with any of its activities or any properties owned, occupied or controlled by it, in such amount as it shall reasonably deem necessary, and maintain such other insurance as may be required by law or as may be reasonably requested by the Required Lenders for purposes of assuring compliance with this Section 5.1(c).

         (d) REPORTING REQUIREMENTS. Furnish to the Agent for distribution to the Lenders the following:

              (i) Promptly and in any event within three calendar days after becoming aware of (A) the occurrence of any Default or Event of Default, (B) the commencement of any material litigation against, by or affecting any Borrower or any of their respective Subsidiaries, and any material developments therein which has resulted in or which is likely in the reasonable judgment of management of any Borrower to result in a Material Adverse Effect, (C) entering into any material contract or undertaking that

       EX-10.23-44
is not entered into in the ordinary course of business or (D) any development in the business or affairs of any Borrower or any of their respective Subsidiaries which has resulted in or which is likely in the reasonable judgment of management of any Borrower, to result in a Material Adverse Effect, a statement of the treasurer of such Borrower, as the case may, be setting forth details of each such Default or Event of Default or such litigation, material contract or undertaking or development and the action which such Borrower or such Subsidiary, as the case may be, has taken and proposes to take with respect thereto;

              (ii) As soon as available and in any event within 60 days after the end of each fiscal quarter of the Company and Great Dane Holdings, the consolidated balance sheet of Great Dane Holdings and its Subsidiaries and the consolidated and consolidating balance sheet of the Company and its Subsidiaries as of the end of such quarter, and the related consolidated statements of income and cash flows of Great Dane Holdings and its Subsidiaries and the related consolidated and consolidating statements of income and cash flows of the Company and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter (provided that the consolidated income statement for the Company and its Subsidiaries shall also be provided for such quarter), setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the treasurer, the controller or a vice president of Great Dane Holdings, in the case of such financial statements of Great Dane Holdings, and of the Company, in the case of such financial statements of the Company, as having been prepared in accordance with Generally Accepted Accounting Principles subject to normal year end adjustments, together with a certificate of the treasurer, the controller or a vice president of the Company (A) stating that no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement setting forth the details thereof and the action which the Company has taken and proposes to take with respect thereto, and (B) containing a computation (which computation shall accompany such certificate and shall be in reasonable detail) showing compliance with Sections 5.2(a), (b), (c), (d), (e) and (l);

              (iii) As soon as available and in any event within 30 days after the end of each month, the consolidated balance sheet of the Company and its Subsidiaries as of the end of such month, and the related consolidated statements of income and cash flows of the Company and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the treasurer, the controller, or a vice president of the Company as having been prepared in accordance with Generally Accepted Accounting Principles subject to normal year end adjustments, together with a certificate of the treasurer, the controller or a vice president of the Company stating that no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement setting forth the details

       EX-10.23-45
thereof and the action which the Company has taken and proposes to take with respect thereto;

              (iv) As soon as available and in any event within 120 days after the end of each fiscal year Great Dane Holdings, the Company and Great Dane Trailers, a copy of the consolidated balance sheet of Great Dane Holdings and its Subsidiaries, the consolidated and consolidating balance sheet of the Company and its Subsidiaries and the consolidated balance sheet of Great Dane Trailers and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flows of Great Dane Holdings and its Subsidiaries, the related consolidated and consolidating statements of income and cash flows of the Company and its Subsidiaries and the related consolidated statements of income and cash flows of Great Dane Trailers and its Subsidiaries for such fiscal year, with a customary audit report of Ernst & Young, or other independent certified public accountants acceptable to the Required Lenders, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, together with a certificate of such accountants for the Company (A) stating that they have reviewed this Agreement and stating further whether, in the course of their review of such financial statements, they have become aware of any Default or Event of Default and, if such a Default or Event of Default exists and is continuing, a statement setting forth the nature and status thereof, and (B)containing a computation by the Company (which computation shall accompany such certificate and shall be in reasonable detail) showing compliance with Sections 5.2(a), (b), (c), (d), (e) and (l);

              (v) Promptly after the sending or filing thereof, copies of all reports, proxy statements and financial statements which Great Dane Holdings or any of its Subsidiaries sends to or files with any of their respective security holders or any securities exchange or the Securities and Exchange Commission or any successor agency thereof, including without limitation all forms 10-Q and 10-K;

              (vi) As soon as available and in any event within 15 Business Days after the end of each month, a Borrowing Base Certificate prepared as of the close of business on the last day of such month, together with supporting schedules, in form and detail satisfactory to the Agent, setting forth such information as the Agent may request with respect to the aging, value, location and other information relating to the computation of the Borrowing Base and the eligibility of any property or assets included in such computation, certified as true and correct by the treasurer of the Company;

              (vii) Promptly and in any event within 10 calendar days after receiving (A) a copy of any notice of intent to terminate any Plan of any Borrower or any ERISA Affiliate filed with the PBGC where the Plan has Unfunded Benefit Liabilities, (B) a statement of the treasurer of the Company setting forth the details of the occurrence of any Reportable Event with respect to any such Plan, if notice of such Reportable Event has not been waived by the PBGC, (C) a copy of any notice that any Borrower or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to appoint a trustee to administer any Plan, or (D) a copy of any notice of failure to make a required installment of a material amount or other material

       EX-10.23-46
payment within the meaning of Section 412(n) of the Code or Section 302(f) of ERISA with respect to any such Plan or, a copy of any such notice if the aggregate amount of installments or other payments which the Borrowers or any of their ERISA Affiliates has failed to make is material;

              (viii) As soon as available and in any event within 30 days after the end of each month, a report with respect to CMC and SCSM setting forth a summary and aging of accounts receivable of CMC and SCSM, a listing of any checks held after the due date of the related vendor invoice and setting forth the corresponding due dates of such invoices and a summary of the payables of each Borrower, in form and detail satisfactory to the Agent, certified as true and correct by the treasurer of each Borrower;

              (ix) As soon as available and in any event on the same day that Borrowing Base Certificates under Section 5.1(d)(vi) are delivered, a report identifying the inventory of each Borrower, and the cost and location thereof as of the end of the most recently ended month, in form and detail satisfactory to the Agent, certified as true and correct by the treasurer of each Borrower;

              (x) As soon as available and in any event within 120 days after the end of each calendar year, projections for the three year period following such calendar year, in the form currently provided; and

              (xi) Promptly, such other information respecting the business, properties, operations or condition, financial or otherwise, of any Borrower or any of their respective Subsidiaries as any Lender may from time to time reasonably request.

    (e) ACCOUNTING; ACCESS TO RECORDS, BOOKS, ETC. Maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in accordance with Generally Accepted Accounting Principles and to comply with the requirements of this Agreement and, at any reasonable time and from time to time, (i) permit the Agent or any agents or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrowers and their respective Subsidiaries, and to discuss the affairs, finances and accounts of the Borrowers and their respective Subsidiaries with their respective directors, officers, employees and independent auditors, and each Lender shall, at its expense, be able to accompany the Agent or any agents or representatives thereof during any such examination or discussion, and by this provision each of the Borrowers hereby authorizes such persons to discuss such affairs, finances and accounts with the Agent, and (ii) permit the Agent, the Lenders and any of their agents or representatives to conduct a comprehensive field audit of its books, records, properties and assets, including without limitation all collateral subject to the Security Documents, at the expense of the Borrowers, provided that (x) each Lender shall be limited to one representative during such field audit to be reimbursed for expenses on a per diem basis only and (y) no more than one such field audit may be conducted per year at the expense of the Borrowers, which expense of the Agent shall be limited to $5,000 per field audit, provided, further, that more frequent field audits may be performed without

       EX-10.23-47
expense to the Borrowers and after and during the continuance of an Event of Default all such field audits shall be at the expense of the Borrowers.

         (f) ADDITIONAL SECURITY AND COLLATERAL. Promptly execute and deliver and cause each Subsidiary of the Borrowers to execute and deliver, additional Security Documents, within 5 days after request therefor by the Lenders and the Agent, sufficient to grant to the Agent for the benefit of the Lenders liens and security interests in any after acquired property. The Company shall notify the Lenders and the Agent, within 5 days after the occurrence thereof, of the acquisition of any property by any Borrower that is not subject to the existing Security Documents or the security interest therein is not perfected pursuant to the existing Security Documents, including without limitation the acquisition of any promissory note or other instrument or any Capital Stock, any person becoming a Subsidiary and any other event or condition that may require additional action of any nature in order to cause any such Subsidiary to become a Borrower hereunder and to preserve the effectiveness and perfected status of the liens and security interests of the Lenders and the Agent with respect to such property pursuant to the Security Documents, and the Borrowers agree to take all such action and execute all documents requested by the Agent to cause any such Subsidiary to become a Borrower and to preserve the effectiveness and perfect the status of such liens and security interests, including delivering all originals of all promissory notes or other instruments payable to any Borrower or any capital stock owned by a new Borrower.

         (g) FURTHER ASSURANCES. Execute and deliver within 30 days after reasonable request therefor by the Required Lenders or the Agent, all further instruments and documents and take all further action that may be necessary or desirable, or that the Agent may reasonably request, in order to give effect to, and to aid in the exercise and enforcement of the rights and remedies of the Lenders under, this Agreement, the Notes and the other Loan Documents, including without limitation causing each lessor of real property to any Borrower or any of their respective Subsidiaries to execute and deliver to the Agent, prior to or upon the commencement of any tenancy, an agreement in form and substance acceptable to the Required Lenders and the Agent duly executed on behalf of such lessor waiving any distraint, lien and similar rights with respect to any property subject to the Security Documents and agreeing to permit the Lenders and the Agent to enter such premises in connection therewith.

         (h) INDEPENDENT CORPORATE EXISTENCE. Maintain its independent corporate existence from Great Dane Holdings and Great Dane Trailers and any other Subsidiaries of Great Dane Holdings and Great Dane Trailers other than the Borrowers, not commingle any material assets of any of the Borrowers with Great Dane Holdings or Great Dane Trailers or any of their Subsidiaries (other than the Borrowers), and take all actions to maintain such existence, and no Borrower (except as set forth on Schedule 5.2(n) hereto) shall be liable, directly or indirectly, in any manner for any of the indebtedness or other obligations of Great Dane Holdings or of Great Dane Trailers or any of their Subsidiaries (other than the Borrowers).

         (i) ADDITIONAL COVENANTS. If at any time any Borrower shall enter into any instrument or agreement relating to or amending any terms or

       EX-10.23-48
conditions applicable to any of its Indebtedness which includes covenants, terms, conditions, or defaults not substantially provided for in this Agreement or more favorable to the lender or lenders thereunder than those provided for in this Agreement, then the Borrowers shall promptly so advise the Agent and the Lenders. Thereupon, if the Required Lenders shall request, upon notice to the Borrowers, the Borrowers and the Lenders shall enter into an amendment to this Agreement or an additional agreement (as the Required Lenders may request), providing for substantially the same covenants, terms, conditions, compensation and defaults as those provided for in such instrument or agreement to the extent required and as may be selected by the Required Lenders.

    5.2 NEGATIVE COVENANTS. Until the Termination Date and thereafter until payment in full of the principal of and accrued interest on the Notes and all other Lender Obligations and the performance of all other obligations of the Borrowers under this Agreement and the other Loan Documents, the Borrowers agree that, unless the Required Lenders shall otherwise consent in writing, the Company shall not, and shall not permit any of its respective Subsidiaries with respect to Sections 5.2(f) through 5.2(r) to:

         (a) CASH FLOW COVERAGE RATIO. Permit or suffer the Cash Flow Coverage Ratio to be less than 1.1 to 1.0 as of the end of any fiscal quarter, commencing with the fiscal quarter ending June 30, 1995, as calculated for the four consecutive fiscal quarters then ending, provided that if any amount to be calculated under the definition of Cash Flow Coverage Ratio relates to a period prior to January 1, 1995, the amount calculated shall be for the period beginning January 1, 1995 through the end of such fiscal quarter with such amount annualized.

         (b) INTEREST COVERAGE RATIO. Permit or suffer the Interest Coverage Ratio to be less than 3.0 to 1.0 as of the end of any fiscal quarter, commencing with the fiscal quarter ending June 30, 1995, as calculated for the four consecutive fiscal quarters then ending, provided that if any amount to be calculated under the definition of Interest Coverage Ratio relates to a period prior to January 1, 1995, the amount calculated shall be for the period beginning January 1, 1995 through the end of such fiscal quarter with such amount annualized.

         (c) FUNDED DEBT TO EBITDA. Permit or suffer the ratio of Funded Debt to EBITDA to exceed 2.5 to 1.0 as of the end of any fiscal quarter, as calculated for the four fiscal quarters then ending.

         (d) TANGIBLE NET WORTH. Permit or suffer the Tangible Net Worth at any time to be less than the sum of (i) $15,000,000, plus (ii) 30% of the consolidated Net Income of the Company and its Subsidiaries, such amount to be added as of the end of each fiscal year of the Company, provided, that, if such Net Income is negative in any fiscal year, the amount added for such fiscal year shall be zero and shall not alter or otherwise affect the amount added for any other fiscal year.

         (e) LIQUIDITY. Permit or suffer the sum of the aggregate cash on hand (which shall not include any cash subject to any Lien other than in favor of the Agent) of the Company and its Subsidiaries plus the unused

       EX-10.23-49
availability under the Revolving Credit Commitments to be less than $10,000,000 for more than 30 days during the first 365 days after the Effective Date.

         (f) INDEBTEDNESS. Create, incur, assume or in any manner become liable in respect of, or suffer to exist, any Indebtedness other than:

              (i)  The Advances;

              (ii) The Indebtedness described in SCHEDULE 5.2(f) hereto, including any renewals, extensions, substitutions, refundings, refinancing or replacements (collectively, a "refinancing") of any such Indebtedness, including any successive refinancing so long as the aggregate principal amount of Indebtedness represented thereby is not increased by such refinancing plus the lesser of (A) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (B) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the applicable Borrower incurred in connection with such refinancing and such refinancing does not reduce or advance the Average Life to Stated Maturity or the Stated Maturity of such Indebtedness;

              (iii) Indebtedness in aggregate outstanding principal amount not exceeding the amount allowed to be secured by one or more liens permitted by Section 5.2(g)(vi) hereof;

              (iv) Loans outstanding of any Borrower owing to another Borrower, provided such loan was permitted by Section 5.2(m)(iv) and it is hereby agreed by each Borrower that all such loans shall be subordinate and junior in right of payment and in all other respects to the Advances and all other present and future indebtedness, obligations and liabilities owing to the Agent and the Lenders and no payment of any kind, whether directly or indirectly, shall be made on such loans upon the occurrence and during the continuance of any Default or Event of Default;

              (v) Interest rate or currency swaps, rate caps or other similar transactions (valued in an amount equal to the highest termination payment, if any, that would be payable by such person upon termination for any reason on the date of determination) not exceeding $15,000,000, provided that any such interest rate or currency swap, rate cap or other similar transaction shall only be entered into in connection with fixing the interest rate payable on the Loans and not for any speculative purposes;

              (vi) Contingent Liabilities of ACIC incurred in the ordinary course of its insurance business;

              (vii) Contingent Liabilities of the Borrowers consisting of surety bonds incurred in the ordinary course of business;

              (viii) Secured Indebtedness in aggregate outstanding principal amounts not exceeding the amount allowed to be secured by Section 5.2(g)(viii); and

       EX-10.23-50
              (ix) Other unsecured Indebtedness of any Borrower in the aggregate outstanding amount for all Borrowers not to exceed $10,000,000, provided that both before and after incurring any such Indebtedness, no Event of Default or Default shall have occurred and be continuing or would be caused thereby on a proforma basis (with such proforma basis to be based on assumptions and otherwise in form and substance satisfactory to the Lenders).

         (g) LIENS. Create, incur or suffer to exist any Lien on any of the assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired, of the Company or any of its Subsidiaries, other than:

              (i) Liens for taxes and other governmental charges not delinquent or for taxes being contested in good faith by appropriate proceedings and as to which adequate financial reserves have been established on its books and records in accordance with Generally Accepted Accounting Principles;

              (ii) Liens (other than any Lien imposed by ERISA or any Environmental Law) created and maintained in the ordinary course of business which are not material in the aggregate, and which would not have a Material Adverse Effect and which constitute (A) pledges or deposits under worker's compensation laws, unemployment insurance laws or similar legislation, (B) good faith deposits in connection with bids, tenders, contracts or leases to which the Company or any of its Subsidiaries is a party for a purpose other than borrowing money or obtaining credit, including rent security deposits,
(C) liens imposed by law, such as those of carriers, warehousemen and mechanics, if payment of the obligation secured thereby is not yet due, (D) Liens securing taxes, assessments or other governmental charges or levies not yet subject to penalties for nonpayment, (E) pledges or deposits to secure public or statutory obligations of the Company or any of its Subsidiaries and
(F) liens arising by operation of law pursuant to Article 2 of the Uniform Commercial Code;

              (iii) Liens affecting real property which constitute minor survey exceptions or defects or irregularities in title, minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of such real property, PROVIDED that all of the foregoing, in the aggregate, do not at any time materially detract from the value of said properties or materially impair their use in the operation of the businesses of the Company or any of its Subsidiaries;

              (iv) Liens created pursuant to the Security Documents, provided that it is acknowledged and agreed that if any such Liens secures any indebtedness, obligations or other liabilities owing to any Lender other than Lender Obligations, the Lien securing such other indebtedness, obligations or liabilities shall be subordinate on terms and provisions satisfactory to the Required Lenders (including, without limitation, containing terms and provisions prohibiting any enforcement of such subordinate Liens without the prior consent of the Required Lenders) to all the Liens securing the Lender Obligations, and any distribution of proceeds

       EX-10.23-51
of any such other assets shall be in the priority specified in Section
6.3(e);

              (v) Each Lien described in SCHEDULE 5.2(g)(v) hereto may be suffered to exist upon substantially the same terms as those existing on the date hereof and any Lien arising from the extension, renewal or refinancing of the Liens covered by this subsection so long as the aggregate principal amount secured by such Lien is not thereby increased (other than by amounts described in clauses (A) and (B) of Section 5.2(f)(ii)) and the other conditions described in Section 5.2(f)(ii) are satisfied;

              (vi) Any Lien (in addition to those described on Schedule 5.2(g)(v)) created to secure payment of a portion of the purchase price of, whether pursuant to borrowed money or a Capitalized Lease, or existing at the time of acquisition of, any tangible fixed asset acquired by the Company or any of its Subsidiaries may be created or suffered to exist upon such fixed asset if the outstanding principal amount of the Indebtedness secured by such Lien does not at any time exceed the purchase price paid by the Company or such Subsidiary for such fixed asset and the aggregate principal amount of all Indebtedness secured by such Liens does not exceed the sum of (A) $25,000,000 plus (B) an amount, to be added as of the end of each fiscal year, equal to the amount of Capital Expenditures which could have been made during such year under Section 5.2(l) but were not, and the amount to be added pursuant to this clause (B) shall be added only at the election of the Company, PROVIDED that such Lien does not encumber any other asset at any time owned by the Company or such Subsidiary, except that if the creditor holding any such Lien is a Lender such Lien may also extend to the other assets of the Borrowers provided that such Lien on such other assets is subordinate on terms and provisions satisfactory to the Required Lenders (including, without limitation, containing terms and provisions prohibiting any enforcement of such subordinate Liens without the prior consent of the Required Lenders) to all the Liens securing the Lender Obligations and any distribution of proceeds of any such other assets shall be in the priority specified in Section 6.3(e), and PROVIDED, FURTHER, that not more than one such Lien, except for the subordinate liens in favor of any Lender permitted hereunder, shall encumber such fixed asset at any one time;

              (vii) The interest or title of a lessor under any operating lease otherwise permitted under this Agreement with respect to the property subject to such lease to the extent performance of the obligations of the Company or its Subsidiary thereunder are not delinquent;

              (viii) The Liens described on Schedule 5.2(g)(viii) which may be incurred by the Borrowers in the future, provided that such Liens do not attach to any other assets or secure any other Indebtedness other than the amounts and as otherwise described on Schedule 5.2(g)(viii); and

              (ix) Liens on cash securing surety bonds permitted by Section 5.2(f)(vii).

         (h) MERGER; ACQUISITIONS; ETC. Purchase or otherwise acquire, whether in one or a series of transactions, all or a substantial portion of the business, assets, rights, revenues or property, real, personal or mixed,

       EX-10.23-52
tangible or intangible, of any person, or all or a substantial portion of the capital stock of or other ownership interest in any other person; nor merge or consolidate or amalgamate with any other person or take any other action having a similar effect, nor enter into any joint venture or similar arrangement with any other person, or liquidate or dissolve any Subsidiary, PROVIDED, HOWEVER, that (i) any Borrower may merge with another Borrower, provided that prior to any such merger the Borrowers shall execute all financing statements and all other documents required by the Agent to ensure the continued perfection of all Liens in favor of the Agent, (ii) any Subsidiary of the Company may be dissolved or liquidated if all its assets are transferred to the Company, provided that prior to any such dissolution or liquidation the Borrowers shall execute all financing statements and all other documents required by the Agent to ensure the continued perfection of all Liens in favor of the Agent, (iii) any of the Borrowers may be reincorporated in any State in the United States, provided that prior to any such reincorporation the Borrowers shall execute all financing statements and all other documents required by the Agent to ensure the continued perfection of all Liens in favor of the Agent, (iv) any Borrower may acquire all or any substantial portion of the business, assets, rights, revenue or property of any person provided that (A) the aggregate amount paid or payable, whether in cash, securities, property or otherwise, for all such acquisitions by the Borrowers after the Effective Date does not exceed $20,000,000, (B) both before and after any such acquisition, no Event of Default or Default has occurred and is continuing or would be caused thereby, (C) both before and after giving effect to the payment of all consideration for any such acquisition the unused availability under the Commitments is equal to or greater than $5,000,000 and for the period of thirty (30) days prior to such acquisition, giving effect to the expenditures for such acquisition on a pro forma basis as if it had taken place 30 days prior to such acquisition, the daily average unused availability under the Commitments was equal to or greater than $10,000,000, (D) the Cash Flow Coverage Ratio is equal to or greater than 1.3 to 1.0 as of the most recently ended fiscal quarter of the Company prior to such acquisition, (E) the Borrower making such acquisition is the surviving entity, and (F) the terms of such acquisition are reasonably acceptable to the Required Lenders. The Lenders agree that they will not unreasonably withhold their consent to any acquisition by the Borrower.

         (i) DISPOSITION OF ASSETS; ETC. Except for the replacement of the taxi fleet of Yellow Cab in the ordinary course of business, the relinquishment of taxi medallions required by law, the transfer of assets of any Borrower to another Borrower and the sale of 200 taxi medallions per year, sell, lease, license, transfer, assign or otherwise dispose of any of its business, assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether in one or a series of transactions, other than inventory sold in the ordinary course of business upon customary credit terms and sales of scrap or obsolete or aged material or equipment.

         (j) NATURE OF BUSINESS. Make any material change in the nature of its business from that engaged in on the date of this Agreement or engage in any other businesses other than those in which it is engaged on the date of this Agreement or engage in any other businesses other than those in which is engaged on the date of this Agreement.

       EX-10.23-53
         (k) RESTRICTED PAYMENTS. Other than the transfer of up to $25,000,000 to Great Dane Holdings described in Section 2.12 (which will occur on or before the date six months after the Effective Date), make, pay, declare or authorize any payment or transfers of any kind, including without limitation loans, advances, dividends and other distributions, directly or indirectly, to Great Dane Holdings or any of its Subsidiaries or Affiliates (other than the Borrowers) cumulatively since the Effective Date which would at any time exceed the sum of $20,000,000 plus Cash Flow Coverage Excess since the Effective Date plus, if no Default or Event of Default has occurred or is continuing, the amount of any life insurance proceeds received and retained by the Company in excess of amounts paid for such life insurance cumulatively since the Effective Date (the "Maximum Amount") and provided that each such payment or other transfer is made only to (i) make payments on the 14 1/2% Subordinated Debt or 12 3/4% Subordinated Debt and required payments when due under the Tax Sharing Agreement, or (ii) pay Corporate Expenses. For so long as the agreements and documents evidencing the 12 3/4% Subordinated Debt remain in effect and prohibit the granting of a restriction on the making of dividends or other distributions on the Capital Stock of the Borrowers, but not thereafter, (A) notwithstanding the foregoing or any other provision of this Agreement, the Company shall not be restricted from paying dividends or making other distributions out of a pool smaller than one equal to 100% of the amount legally available under applicable corporate law for such payments or distributions and (B) prior to any such additional dividend, distribution or payment which would cause all payments and transfers, including without limitation such additional dividends and distributions, to Great Dane Holdings since the Effective Date to exceed the Maximum Amount, the Borrowers shall make a prepayment to the Banks in an amount equal to 100% of the then outstanding balance of the Term Loan. Additionally, if the sum of the aggregate cash on hand (which shall not include any cash subject to any Lien) of the Company and its Subsidiaries, plus the unused the availability under the Revolving Credit Commitments was less than $5,000,000 on more than 30 of the most recently ended 365 days prior to the date any dividend, distribution or payment or other transfer by the Company or any of its Subsidiaries is made to Great Dane Holdings or any of its Subsidiaries or Affiliates (other than the Borrowers), and the Borrowers make any payment, distribution or other transfer to Great Dane Holdings or any of its Subsidiaries or Affiliates (other than the Borrowers), the Borrowers shall make a prepayment to the Lenders in an amount equal to 100% of the then outstanding balance of the Term Loan.

         (l) CAPITAL EXPENDITURES. Permit or suffer Capital Expenditures, exclusive of any Capital Expenditures which are financed by allowed Indebtedness other than Advances, to exceed, in any calendar year, an amount equal to (i) the sum of (A) $18,000,000 plus (B) the amount by which Capital Expenditures were less than $18,000,000 in the previous calendar year, provided that such amount under this clause (B) shall not exceed $4,000,000, minus (ii) the amount by which the allowed Indebtedness to be secured by Liens under Section 5.2(g)(vi) is elected by the Company to be increased pursuant to clause (B) thereof.

         (m) INVESTMENTS, LOANS AND ADVANCES. Purchase or otherwise acquire any Capital Stock of or other ownership interest in, or debt securities of or other evidences of Indebtedness of, any other person; nor make any loan or advance of any of its funds or property or make any other

       EX-10.23-54
extension of credit to, or make any investment or acquire any interest whatsoever in, any other person; nor incur any Contingent Liability, except as permitted pursuant to Section 5.2(f); other than (i) extensions of trade credit made in the ordinary course of business on customary credit terms and commission, travel and similar advances made to officers and employees in the ordinary course of business, and (ii) commercial paper of any United States issuer having the highest rating then given by Moody's Investors Service, Inc., or Standard & Poor's Corporation, direct obligations of and obligations fully guaranteed by the United States of America or any agency or instrumentality thereof, or certificates of deposit of any commercial bank which is a member of the Federal Reserve System and which has capital, surplus and undivided profit (as shown on its most recently published statement of condition) aggregating not less than $100,000,000, PROVIDED, HOWEVER, that each of the foregoing investments has a maturity date not later than 90 days after the acquisition thereof by any Borrower, (iii) those investments, loans, advances and other transactions described in SCHEDULE 5.2(m) hereto, having the same terms as existing on the date of this Agreement, but no extension or renewal thereof shall be permitted, (iv) loans among the Borrowers, provided that the original of any promissory note evidencing such loans is delivered to the Agent, endorsed in blank, (v) loans by any Borrowers to any of their account debtors consisting solely of the conversion to loans in the ordinary course of business of existing accounts receivable incurred in the ordinary course of business which are past due, and (vi) loans by Borrowers to Great Dane Holdings to the extent permitted by
Section 5.2(k)

         (n) TRANSACTIONS WITH AFFILIATES. Enter into, become a party to, or become liable in respect of, any contract or undertaking with any Affiliate except in the ordinary course of business and on terms not less favorable to such Borrower or such Subsidiary than those which could be obtained if such contract or undertaking were an arms length transaction with a person other than an Affiliate, except for the existing transactions described on SCHEDULE 5.2(n); provided, however, as to transactions with Affiliates which are allowed under this Section 5.2(n), the Company shall disclose such transactions to the Lenders (which disclosure may be in any filings made by Great Dane Holdings or any of its Subsidiaries with the Securities and Exchange Commission or any successor agency thereof) and the aggregate amount of the annual payments payable by the Borrowers under all such transactions with Affiliates which are not in effect as of the Effective Date (other than investments by ACIC in any Borrower or any of their Affiliates and fluctuations in commissions payable for investment services) shall not exceed $1,000,000.

         (o) NEGATIVE PLEDGE AND OTHER TRANSACTIONS LIMITATION. Enter into any agreement with any person other than the Lenders pursuant hereto which prohibits or limits the ability of (i) any Borrower or any of their Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired, or (ii) any Subsidiary of the Company to pay dividends or make loans to the Company.

         (p) INCONSISTENT AGREEMENTS. Enter into any agreement containing any provision which would be violated or breached by any Loan Document or any

       EX-10.23-55
of the transactions contemplated hereby or by performance by any Borrower of its obligations in connection therewith.

         (r) OTHER CHANGES. Amend the certificate of incorporation of the Company or any of its Subsidiaries or change the fiscal year of any Borrower, or make any material amendment to the Tax Sharing Agreement, other than changes to the certificate of incorporation of any Borrower as necessary to reincorporate any Borrower in another state.


                                  ARTICLE VI.
                                    DEFAULT
                                    -------

    6.1 EVENTS OF DEFAULT. The occurrence of any one of the following events or conditions shall be deemed an "Event of Default" hereunder unless waived pursuant to Section 8.1:

         (a) NONPAYMENT. Any Borrower shall fail to pay when due any principal of the Notes, or any reimbursement obligation under Section 3.3 (whether by deemed disbursement of a Loan or otherwise) or any interest on the Notes or any fees or any other amount payable hereunder, which failure continues for a period of three calendar days after notice thereof shall have been given by the Agent to the Company, provided that the Overdue Rate shall apply at all times after such failure; or

         (b) MISREPRESENTATION. Any representation or warranty made by any Borrower in Article IV hereof or in any Loan Document or any other certificate, report, financial statement or other document furnished by or on behalf of any Borrower in connection with this Agreement, shall prove to have been incorrect in any material respect when made or deemed made and, if such representation or warranty may be cured, such representation or warranty shall continue to be incorrect in any material respect when made or deemed made for 20 calendar days after notice thereof shall have been given to the Company by the Agent; or

         (c) CERTAIN COVENANTS. Any Borrower shall fail to perform or observe any (i) term, covenant or agreement contained in Section 5.1(f) or
(g) or Section 5.2 (other than Section 5.2(p) and (r)) hereof, or (ii) term, covenant or agreement contained in Section 5.1(d) and any such failure shall remain unremedied for five calendar days after notice thereof shall have been given to the Company by the Agent; or

         (d) OTHER DEFAULTS. Any Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or in any Loan Document, and any such failure shall remain unremedied for 20 calendar days after notice thereof shall have been given to the Company by the Agent (or such longer or shorter period of time as may be specified in such Loan Document); or

         (e) CROSS DEFAULT. Any Borrower or any of their respective Subsidiaries or Great Dane Holdings shall fail to pay any part of the principal of, the premium, if any, or the interest on, or any other payment

       EX-10.23-56
of money due under any of its Indebtedness (other than Indebtedness hereunder), beyond any period of grace provided with respect thereto, which individually or together with other such Indebtedness as to which any such failure exists has an aggregate outstanding principal amount in excess of $3,000,000; or if any Borrower or any of their respective Subsidiaries, or Great Dane Holdings fails to perform or observe any other term, covenant or agreement contained in, or if any other event or condition occurs or exists under, any agreement, document or instrument evidencing or securing any such Indebtedness having such aggregate outstanding principal amount, or under which any such Indebtedness was incurred, issued or created, beyond any period of grace, if any, provided with respect thereto if the effect of such failure is either (i) to cause, or permit the holders of such Indebtedness (or a trustee on behalf of such holders) to cause, any payment in respect of such Indebtedness to become due prior to its due date or (ii) to permit the holders of such Indebtedness (or a trustee on behalf of such holders) to elect a majority of the board of directors of such Person; or

         (f) JUDGMENTS. One or more judgments or orders for the payment of money which individually or together with such other judgments and orders against the Borrowers and their Subsidiaries has an aggregate amount in excess of $3,000,000, shall be rendered against any Borrower or any of their respective Subsidiaries, or any other judgment or order (whether or not for the payment of money) shall be rendered against or shall affect any Borrower or any of their respective Subsidiaries which causes or could cause a Material Adverse Effect, and either (i) such judgment or order shall have remained unsatisfied and such Borrower or such Subsidiary shall not have taken action necessary to stay enforcement thereof by reason of pending appeal or otherwise, prior to the expiration of the applicable period of limitations for taking such action or, if such action shall have been taken, a final order denying such stay shall have been rendered, or (ii) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order; or

         (g) ERISA. The occurrence of a Reportable Event that results in or could reasonably be expected to result in material liability of any Borrower or their ERISA Affiliates to the PBGC or to any Plan and such Reportable Event is not corrected within thirty (30) days after the occurrence thereof; or the occurrence of any Reportable Event which could reasonably be expected to constitute grounds for termination of any Plan of any Borrower or any of their respective Subsidiaries or their ERISA Affiliates by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer any such Plan and such Reportable Event is not corrected within thirty (30) days after the occurrence thereof; or the filing by any Borrower or any of their ERISA Affiliates of a notice of intent to terminate a Plan or the institution of other proceedings to terminate a Plan where the Plan has any material Unfunded Benefit Liability; or any Borrower or any of their ERISA Affiliates shall fail to pay when due any material liability to the PBGC or to a Plan; or the PBGC shall have instituted proceedings to terminate, or to cause a trustee to be appointed to administer, any Plan of any Borrower or any of their ERISA Affiliates; or any person engages in a Prohibited Transaction with respect to any Plan which results in or could reasonably be expected to result in material liability of any Borrower, any of their ERISA Affiliates,

       EX-10.23-57
any Plan of any Borrower or their ERISA Affiliates or fiduciary of any such Plan; or failure by any Borrower or any of their ERISA Affiliates to make a required installment or other payment to any Plan within the meaning of
Section 302(f) of ERISA or Section 412(n) of the Code that results in or could reasonably be expected to result in material liability of any Borrower or any of their ERISA Affiliates to the PBGC or any Plan; or the withdrawal of any Borrower or any of their ERISA Affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; or any Borrower or any of their ERISA Affiliates shall fail to make any regular contribution attributable to the employees of any of them when due to any Multiemployer Plan and such failure continues for a period of thirty (30) days after such contribution becomes due; or a proceeding is reasonably instituted by a fiduciary or sponsor of any Multiemployer Plan to which any Borrower or any of their ERISA Affiliates contributes or is required to contribute or collect contributions pursuant to
Section 515 of ERISA; or any Borrower or any of their ERISA Affiliates completely or partially withdraws from any Multiemployer Plan which action might result in withdrawal liability to any Borrower or any of their ERISA Affiliates in excess of $1,000,000; or any Borrower or any of their ERISA Affiliates is notified by the fiduciary or sponsor of any Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated or liquidated under Title VI of ERISA; and, in each of the foregoing cases described in this Section 6.1(g), such event or condition, together with all other events or conditions, if any, could subject the Borrowers or any of their ERISA Affiliates to any tax, penalty or other liability which in the aggregate could reasonably be expected to exceed $3,000,000 in any year; or

         (h) INSOLVENCY, ETC. Great Dane Holdings or any of its Subsidiaries, including without limitation any Borrower, Great Dane Trailers and any of its Subsidiaries, but excluding Trailer Rental Company and Great Dane Los Angeles, Inc. so long as there is no material increase in the amount of their assets (all of the foregoing defined herein as the "Specified Great Dane Entities") shall be dissolved or liquidated, other than any liquidation of any Borrower into another Borrower or of any Subsidiary of Great Dane Trailers into Great Dane Trailers or another Subsidiary thereof, or otherwise permitted by Section 5.2(h), (or any judgment, order or decree therefor shall be entered), or shall generally not pay its debts as they become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or shall institute, or there shall be instituted against any Specified Great Dane Entity, any proceeding or case seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors or seeking the entry of an order for relief, or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its assets, rights, revenues or property, and, if such proceeding is instituted against any Specified Great Dane Entity and is being contested by such Specified Great Dane Entity, as the case may be, in good faith by appropriate proceedings, such proceeding shall remain undismissed or unstayed for a period of 45 days; or any Specified Great Dane Entity shall take any action (corporate or otherwise) to authorize or further any of the actions described above in this subsection; or

       EX-10.23-58
         (i) LOAN DOCUMENTS. Any event of default described in any Loan Document shall have occurred and be continuing, or any material provision of any Loan Document shall at any time for any reason cease to be valid and binding and enforceable against any obligor thereunder, or any of the Liens intended to be created by any Security Document shall cease to be or shall not be a valid and perfected Lien having the priority contemplated thereby, or the validity, binding effect or enforceability thereof shall be contested by any person, or any obligor, shall deny that it has any or further liability or obligation thereunder, or any material provision thereof shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to the Lenders and the Agent the benefits purported to be created thereby; or

         (j) PUBLIC OFFERING. Great Dane Holdings shall fail to use the first $72,000,000 (or such lesser amount as is actually received) of the net cash proceeds (net of all underwriters' fees, legal fees and other costs and expenses) from any offering, whether public or private, of its Capital Stock to make payments on the 12-3/4% Subordinated Debt; or

         (k) GREAT DANE TRAILERS. Great Dane Holdings shall transfer any of its interest in Great Dane Trailers, or Great Dane Trailers or any of its Subsidiaries shall sell all or substantially all of their assets, and in each of the foregoing cases shall fail to use the proceeds thereof to make payments on Indebtedness owing by Great Dane Holdings; or

         (l) CROSS ACCELERATION. Great Dane Trailers or any of its Subsidiaries or any Subsidiary of Great Dane Holdings (other than any Borrower or any Subsidiary of any Borrower) shall fail to pay any part of the principal of, the premium, if any, or the interest on, or any other payment of money due under any of its Indebtedness beyond any period of grace provided with respect thereto, which individually or together with such other Indebtedness as to which any such failure exists has an aggregate outstanding principal amount in excess of $5,000,000; or if Great Dane Trailers or any of its Subsidiaries or any Subsidiary of Great Dane Holdings (other than any Borrower or any Subsidiary of any Borrower) fails to perform or observe any other term, covenant or agreement contained in, or if any other event or condition occurs or exists under, any agreement, document or instrument evidencing or securing any such Indebtedness having such aggregate outstanding principal amount, or under which any such Indebtedness was incurred, issued or created, beyond any period of grace, if any, provided with respect thereto if the effect of such failure is to cause such Indebtedness to become due prior to its due date; or

         (m)  CONTROL.  Any Change of Control shall occur.

    6.2  REMEDIES.

         (a) Upon the occurrence and during the continuance of any Event of Default, the Agent, upon being directed to do so by the Required Lenders, shall by notice to the Borrowers (i) terminate the Commitments or (ii) declare the outstanding principal of, and accrued interest on, the Notes, all unpaid reimbursement obligations in respect of drawings under Letters of Credit and all other amounts owing under this Agreement and the other Loan

       EX-10.23-59
Documents to be immediately due and payable, or (iii) demand immediate delivery of cash collateral, and the Borrowers agree to deliver such cash collateral upon demand, in an amount equal to the maximum amount that may be available to be drawn at any time prior to the stated expiry of all outstanding Letters of Credit, or any one or more of the foregoing, whereupon the Commitments shall terminate forthwith and all such amounts, including such cash collateral, shall become immediately due and payable, PROVIDED that in the case of any event or condition described in Section 6.1(h) with respect to any Borrower, the Commitments shall automatically terminate forthwith and all such amounts, including such cash collateral, shall automatically become immediately due and payable without notice; in all cases without demand, presentment, protest, diligence, notice of dishonor or other formality, all of which are hereby expressly waived. Such cash collateral delivered in respect of outstanding Letters of Credit shall be deposited in a special cash collateral account to be held by the Agent as collateral security for the payment and performance of the Borrowers' obligations under this Agreement and the other Loan Documents to the Lenders and the Agent.

         (b) The Agent, upon being directed to do so by the Required Lenders, shall, in addition to the remedies provided in Section 6.2(a), exercise and enforce any and all other rights and remedies available to it, whether arising under this Agreement, the Notes or any other Loan Document or under applicable law, in any manner deemed appropriate by the Agent, as the case may be, including suit in equity, action at law, or other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Agreement or in the Notes or any other Loan Document or in aid of the exercise of any power granted in this Agreement, the Notes or any other Loan Document.

         (c) Upon the occurrence and during the continuance of any Event of Default, each Lender may at any time and from time to time, without notice to any Borrower (any requirement for such notice being expressly waived by each Borrower) set off and apply against any and all of the obligations of each Borrower now or hereafter existing under this Agreement and the other Loan Documents, whether owing to such Lender or any other Lender or the Agent, any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Borrower and any property of any Borrower from time to time in possession of such Lender, irrespective of whether or not such Lender shall have made any demand hereunder and although such obligations may be contingent and unmatured. Each of the Borrowers hereby grants to the Lenders and the Agent a lien on and security interest in all such deposits, indebtedness and property as collateral security for the payment and performance of the obligations of each Borrower under this Agreement and the other Loan Documents. The rights of such Lender under this
Section 6.2(c) are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Lender may have.

    6.3 DISTRIBUTION OF PROCEEDS OF COLLATERAL. All proceeds of any realization on the Lender Collateral received by the Agent pursuant to the Security Documents or any payments on any of the liabilities secured by the Security Documents received by the Agent or any Lender upon and during the

       EX-10.23-60
continuance of any Event of Default shall be allocated and distributed as follows:

         (a) First, to the payment of all costs and expenses, including without limitation all attorneys' fees, of the Agent in connection with the enforcement of the Security Documents and otherwise administering this Agreement;

         (b) Second, to the payment of all costs, expenses and fees, including without limitation, commitment fees and attorneys fees, owing to the Lenders pursuant to the Lender Obligations on a pro rata basis in accordance with the Lender Obligations consisting of fees, costs and expenses owing to the Lenders under the Lender Obligations, for application to payment of such liabilities;

         (c) Third, to the Lenders on a pro rata basis in accordance with the Lender Obligations consisting of interest owing to the Lenders under the Lender Obligations, for application to payment of such liabilities;

         (d) Fourth, to the Lenders on a pro rata basis in accordance with the Lender Obligations consisting of principal (including without limitation any cash collateral for any outstanding Letters of Credit) owing to the Lenders under the Lender Obligations, for application to payment of such liabilities;

         (e) Fifth, to the payment of any and all other amounts owing to the Lenders on a pro rata basis in accordance with the total amount of such Indebtedness owing to each of the Lenders, for application to payment of such liabilities; and

         (f) Sixth, to the Borrowers or such other person as may be legally entitled thereto.

    6.4 LETTER OF CREDIT LIABILITIES. For the purposes of payments and distributions under Section 6.3, the full amount of Lender Obligations on account of any Letter of Credit then outstanding but not drawn upon shall be deemed to be then due and owing. Amounts distributable to the Lenders on account of such Lender Obligations under such Letter of Credit shall be deposited in a separate interest bearing collateral account in the name of and under the control of the Agent and held by the Agent first as security for such Letter of Credit Lender Obligations and then as security for all other Lender Obligations and the amount so deposited shall be applied to the Letter of Credit Lender Obligations at such times and to the extent that such Letter of Credit Lender Obligations become absolute liabilities and if and to the extent that the Letter of Credit Lender Obligations fail to become absolute Lender Obligations because of the expiration or termination of the underlying letters of credit without being drawn upon then such amounts shall be applied to the remaining Lender Obligations in the order provided in
Section 6.3. Each Borrower hereby grants to the Agent, for the benefit of the Lenders, a lien and security interest in all such funds deposited in such separate interest bearing collateral account, as security for all the Lender Obligations as set forth above.

       EX-10.23-61
                                  ARTICLE VII.
                           THE AGENT AND THE LENDERS
                           -------------------------

    7.1 APPOINTMENT AND AUTHORIZATION. Each Lender hereby irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the Notes and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto. The provisions of this Article VII are solely for the benefit of the Agent, and the Lenders, and no Borrower shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrowers.

    7.2 AGENT AND AFFILIATES. NBD, in its capacity as a Lender hereunder, shall have the same rights and powers hereunder as any other Lender and may exercise or refrain from exercising the same as though it were not the Agent. NBD its respective affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with any Borrower or any of their respective Subsidiaries as if it were not acting as Agent hereunder, and may accept fees and other consideration therefor without having to account for the same to the Lenders.

    7.3 SCOPE OF AGENT'S DUTIES. The Agent shall have no duties or responsibilities except those expressly set forth herein, and shall not, by reason of this Agreement, have a fiduciary relationship with any Lender, and no implied covenants, responsibilities, duties, obligations or liabilities shall be read into this Agreement or shall otherwise exist against the Agent. As to any matters not expressly provided for by this Agreement (including, without limitation, collection and enforcement action under the Notes and the other Loan Documents), the Agent shall not be required to exercise any discretion or take any action, but the Agent shall take such action or omit to take any action pursuant to the reasonable written instructions of the Required Lenders and may request instructions from the Required Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, pursuant to the written instructions of the Required Lenders (or all of the Lenders, as the case may be, in accordance with the requirements of this Agreement), which instructions and any action or omission pursuant thereto shall be binding upon all of the Lenders; PROVIDED, HOWEVER, that the Agent shall not be required to act or omit to act if, in the judgment of the Agent such action or omission may expose it to personal liability or is contrary to this Agreement, the Notes or the other Loan Documents or applicable law.

    7.4 RELIANCE BY AGENT. The Agent shall be entitled to rely upon any certificate, notice, document or other communication (including any cable, telegram, telex, facsimile transmission or oral communication) believed by it to be genuine and correct and to have been sent or given by or on behalf of a proper person. The Agent may treat the payee of any Note as the holder thereof unless and until it receives written notice of the assignment thereof

       EX-10.23-62
pursuant to the terms of this Agreement signed by such payee and the Agent receives the written agreement of the assignee that such assignee is bound hereby to the same extent as if it had been an original party hereto. The Agent may employ agents (including without limitation collateral agents) and may consult with legal counsel (who may be counsel for the Borrowers), independent public accountants and other experts selected by it and shall not be liable to the Lenders, except as to money or property received by it or its authorized agents, for the negligence or misconduct of any such agent selected by it with reasonable care or for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

    7.5 DEFAULT. The Agent shall not be deemed to have knowledge of the occurrence of any Default or Event of Default, unless the Agent has received written notice from a Lender or any Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice, the Agent shall give written notice thereof to the Lenders.

    7.6 LIABILITY OF AGENT. The Agent nor any of its directors, officers, agents, or employees shall be liable to the Lenders for any action taken or not taken by it or them in connection herewith with the consent or at the request of the Required Lenders (or all Lenders if required hereunder) or in the absence of its or their own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any recital, statement, warranty or representation contained in this Agreement, any Note or any other Loan Document, or in any certificate, report, financial statement or other document furnished in connection with this Agreement, (ii) the performance or observance of any of the covenants or agreements of any Borrower, (iii) the satisfaction of any condition specified in Article II hereof, or (iv) the validity, effectiveness, legal enforceability, value or genuineness of this Agreement, Notes or the other Loan Documents or any collateral subject thereto or any other instrument or document furnished in connection herewith.

    7.7 NONRELIANCE ON AGENT AND OTHER LENDERS. Each Lender acknowledges and agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrowers and deci-

sion to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decision in taking or not taking action under this Agreement. The Agent shall not be required to keep itself informed as to the performance or observance by any Borrower of this Agreement, the Notes or the other Loan Documents or any other documents referred to or provided for herein or to inspect the properties or books of any Borrower and, except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, neither the Agent shall have any duty or responsibility to provide any Lender with any information concerning the affairs, financial condition or business of any Borrower or

       EX-10.23-63
any of their respective Subsidiaries which may come into the possession of the Agent or any of its affiliates.

    7.8 INDEMNIFICATION. The Lenders agree to indemnify the Agent (to the extent not reimbursed by the any Borrower, but without limiting any obligation of any Borrower to make such reimbursement), ratably according to the respective principal amounts of the Advances then outstanding made by each of them (or if no Advances are at the time outstanding, ratably according to the respective amounts of their Commitments), from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or the transactions contemplated hereby or any action taken or omitted by the Agent under this Agreement, PROVIDED, HOWEVER, that no Lender shall be liable for any portion of such claims, damages, losses, liabilities, costs or expenses (a) resulting from the Agent's gross negligence or willful misconduct or (b) for which the Borrowers are not obligated to indemnify the Agent under the proviso in Section 8.5(b). Without limiting the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including without limitation fees and expenses of counsel) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by any Borrower, but without limiting the obligation of the Borrowers to make such reimbursement. Each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any amounts owing to the Agent by the Lenders pursuant to this Section. If the indemnity furnished to the Agent under this Section shall, in the judgment of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity from the Lenders and cease, or not commence, to take any action until such additional indemnity is furnished.

    7.9 SUCCESSOR AGENT. The Agent may resign as such at any time upon thirty days' prior written notice to the Borrowers and the Lenders. In the event of any such resignation, the Required Lenders shall, by an instrument in writing delivered to the Borrowers and, the Agent, appoint a successor, which shall be a commercial bank or finance company organized under the laws of the United States or any State thereof and having a combined capital and surplus of at least $500,000,000. If a successor is not so appointed or does not accept such appointment before the Agent's resignation becomes effective, the retiring Agent may appoint a temporary successor (which temporary successor shall be a Lender unless each Lender has refused to be such successor) to act until such appointment by the Required Lenders is made and accepted or if no such temporary successor is appointed as provided above by the retiring Agent, the Required Lenders shall thereafter perform all the duties of the Agent hereunder until such appointment by the Required Lenders is made and accepted. Any successor to the Agent shall execute and deliver to the Borrowers and the Lenders an instrument accepting such appointment and thereupon such successor Agent, without further act, deed, conveyance or transfer shall become vested with all of the properties, rights, interests,

       EX-10.23-64
powers, authorities and obligations of its predecessor hereunder with like effect as if originally named as Agent hereunder. Upon request of such successor Agent, the Borrowers and the retiring Agent shall execute and deliver such instruments of conveyance, assignment and further assurance and do such other things as may reasonably be required for more fully and certainly vesting and confirming in such successor Agent all such properties, rights, interests, powers, authorities and obligations. The provisions of this Article VII shall thereafter remain effective for such retiring Agent with respect to any actions taken or omitted to be taken by such Agent while acting as the Agent hereunder.

    7.10 SHARING OF PAYMENTS. The Lenders agree among themselves that, in the event that any Lender shall obtain payment in respect of any Advance or any other obligation owing to the Lenders under this Agreement through the exercise of a right of set-off, banker's lien, counterclaim or otherwise in excess of its ratable share of payments received by all of the Lenders on account of the Advances and other Lender Obligations (or if no Advances are outstanding, ratably according to the respective amounts of the Commitments), such Lender shall promptly purchase from the other Lenders participation in such Advances and other Lender Obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all of the Lenders share such payment in accordance with such ratable shares. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of set-off, banker's lien, counterclaim or otherwise as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of participation theretofore sold, return its share of that benefit to each Lender whose payment shall have been rescinded or otherwise restored. The Borrowers each agrees that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including set-off, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Advance or other obligation in the amount of such participation. The Lenders further agree among themselves that, in the event that amounts received by the Lenders, and the Agent hereunder are insufficient to pay all such obligations or insufficient to pay all such obligations when due, the fees and other amounts owing to the Agent in such capacity shall be paid therefrom before payment of obligations owing to the Lenders under this Agreement. Except as otherwise expressly provided in this Agreement, if any Lender or the Agent shall fail to remit to the Agent or any other Lender an amount payable by such Lender or the Agent to the or such other Lender pursuant to this Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Agent or such other Lender at a rate per annum equal to the rate at which borrowings are available to the payee in its overnight federal funds market. It is further understood and agreed among the Lenders and the Agent that if the Agent shall engage in any other transactions with the Borrowers and shall have the benefit of any collateral or security therefor which does not expressly secure the obligations arising under this Agreement except by virtue of a so-called dragnet clause or comparable provision, the Agent shall be entitled to apply any proceeds of such collateral or security first in

       EX-10.23-65
respect of the obligations arising in connection with such other transaction before application to the obligations arising under this Agreement.

    7.11 WITHHOLDING TAX EXEMPTION. Each Lender that is not organized and incorporated under the laws of the United States or any State thereof agrees to file with the Agent and the Borrowers, in duplicate, (a) on or before the later of (i) the Effective Date and (ii) the date such Lender becomes a Lender under this Agreement and (b) thereafter, for each taxable year of such Lender (in the case of a Form 4224) or for each third taxable year of such Lender (in the case of any other form) during which interest or fees arising under this Agreement and the Notes are received, unless not legally able to do so as a result of a change in United States income tax law enacted, or treaty promulgated, after the date specified in the preceding clause (a), on or prior to the immediately following due date of any payment by any Borrower hereunder, a properly completed and executed copy of either Internal Revenue Service Form 4224 or Internal Revenue Service Form 1001 and Internal Revenue Service Form W-8 or Internal Revenue Service Form W-9 and any additional form necessary for claiming complete exemption from United States withholding taxes (or such other form as is required to claim complete exemption from United States withholding taxes), if and as provided by the Code or other pronouncements of the United States Internal Revenue Service, and such Lender warrants to the Borrowers that the form so filed will be true and complete; PROVIDED that such Lender's failure to complete and execute such Form 4224 or Form 1001, or Form W-8 or Form W-9, as the case may be, and any such additional form (or any successor form or forms) shall not relieve the Borrowers of any of their obligations under this Agreement, except as otherwise provided in this Section 7.11.


                                  ARTICLE VIII
                                 MISCELLANEOUS
                                 -------------

    8.1 AMENDMENTS, ETC. (a) No amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document nor any consent to any departure therefrom shall be effective unless the same shall be in writing and signed by the Borrowers and Required Lenders and, to the extent any rights or duties of the Agent may be affected thereby, the Agent; PROVIDED, HOWEVER, that no such amendment, modification, termination, waiver or consent shall, without the consent of all of the Lenders, (i) authorize or permit the extension of time for, or any reduction of the amount of, any payment or prepayment of the principal of, or interest on, the Notes or any Letter of Credit reimbursement obligation, or any fees or other amount payable hereunder, (ii) amend, extend or terminate the respective Commitments, except as allowed pursuant to this Agreement, of any Lender or modify the provisions of this Section regarding the taking of any action under this Section or the provisions of Section 7.10 or the definition of Required Lenders or any provision of this Agreement requiring the consent of all of the Lenders, (iii) provide for the release of any material portion of the collateral subject to any Security Document, (iv) modify any other provision of this Agreement which by its terms requires the consent of all of the Lenders, or (v) amend or modify this Section 8.1, PROVIDED, FURTHER, that

       EX-10.23-66
any modification of any term or provision in Article VII shall require the consent of the Agent.

         (b) Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         (c) Notwithstanding anything herein to the contrary, no Lender that has failed to fund any required Advance hereunder or made any other payment required by such Lender under this Agreement shall be entitled to vote (whether to consent or to withhold its consent) with respect to any amendment, modification, termination or waiver of any provision of this Agreement or any departure therefrom or any direction from the Lenders to the Agent, and, for purposes of determining the Required Lenders at any time when any Lender is in default under this Agreement, the Commitments and Advances of such defaulting Lenders shall be disregarded. Notwithstanding anything herein to the contrary, this Section 8.1(c) is an agreement among the Lenders only and may be modified at any time without the consent of the Borrowers, and nothing in this Section 8.1(c) shall confer any rights or interests upon any Borrower.

    8.2 NOTICES. (a) Except as otherwise provided in Section 8.2(c) hereof, all notices and other communications hereunder, and service of process pursuant to Section 8.8, shall be in writing and shall be delivered or sent to the Borrowers at 2016 N. Pitcher Street, Kalamazoo, Michigan 49007, Attention: Treasurer, with a copy to Jay Harris at such address, Facsimile No. 616-343-1660, Facsimile Confirmation No. (616) 343-6121, and to the Agent and the Lenders at the respective addresses for notices set forth on the signatures pages hereof, or to such other address as may be designated by any Borrower, the Agent or any Lender by notice to the other parties hereto. All notices and other communications shall be deemed to have been given at the time of actual delivery thereof to such address, or, unless sooner delivered, (i) if sent by certified or registered mail, postage prepaid, to such address, on the third day after the date of mailing, (ii) if sent by telex, upon receipt of the appropriate answer back, or (iii) if sent by facsimile transmission, upon confirmation of receipt by telephone at the number specified for confirmation, PROVIDED, HOWEVER, that notices to the Agent shall not be effective until received.

         (b) Notices by any Borrower to the Agent with respect to terminations or reductions of the Commitments pursuant to Section 2.2, requests for Advances pursuant to Section 2.4, requests for continuations or conversions of Loans pursuant to Section 2.7 and notices of prepayment pursuant to Section 3.1 shall be irrevocable and binding on the Borrowers.

         (c) Any notice to be given by any Borrower to the Agent pursuant to Sections 2.4, 2.7 or 3.1 and any notice to be given by the Agent or any Lender hereunder, may be given by telephone, and all such notices given by any Borrower must be immediately confirmed in writing in the manner provided in Section 8.2(a). Any such notice given by telephone shall be deemed effective upon receipt thereof by the party to whom such notice is to be given. The Borrowers shall indemnify and hold harmless the Lenders and the Agent from any and all losses, damages, liabilities and claims arising from their good faith reliance on any such telephone notice.

       EX-10.23-67
    8.3 NO WAIVER BY CONDUCT; REMEDIES CUMULATIVE. No course of dealing on the part of the Agent or any Lender, nor any delay or failure on the part of the Agent or any Lender in exercising any right, power or privilege hereunder shall operate as a waiver of such right, power or privilege or otherwise prejudice the Agent's, or such Lender's rights and remedies hereunder; nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right, power or privilege. No right or remedy conferred upon or reserved to the Agent, or any Lender under this Agreement, the Notes or any other Loan Document is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy granted thereunder or now or hereafter existing under any applicable law. Every right and remedy granted by this Agreement, the Notes or any other Loan Document or by applicable law to the Agent, or any Lender may be exercised from time to time and as often as may be deemed expedient by the Agent, or any Lender and, unless contrary to the express provisions of this Agreement, the Notes or any other Loan Document, irrespective of the occurrence or continuance of any Default or Event of Default.

    8.4 RELIANCE ON AND SURVIVAL OF VARIOUS PROVISIONS. All terms, covenants, agreements, representations and warranties of any Borrower made herein or in any other Loan Document or in any certificate, report, financial statement or other document furnished by or on behalf of any Borrower in connection with this Agreement shall be deemed to be material and to have been relied upon by the Lenders, notwithstanding any investigation heretofore or hereafter made by any Lender or on such Lender's behalf, and those covenants and agreements of the Borrowers set forth in Section 3.7, 3.9 and
8.5 hereof shall survive the repayment in full of the Advances and the termination of the Commitments.

    8.5 EXPENSES; INDEMNIFICATION. (a) Each of the Borrowers agrees to pay, or reimburse the Agent or a Lender, as the case may be, for the payment of, on demand, (i) the reasonable fees and expenses of counsel to the Agent, including without limitation the fees and expenses of Messrs. Dickinson, Wright, Moon, Van Dusen & Freeman, and counsel to each Lender, in connection with the preparation, execution, delivery and administration of this Agreement, the Notes, the other Loan Documents and in connection with advising the Agent as to its rights and responsibilities with respect thereto, and in connection with any amendments, waivers or consents in connection therewith, provided that the amount recoverable by each Lender under this clause (i) shall not exceed $10,000, (ii) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing or recording of this Agreement, Notes, the other Loan Documents (or the verification of filing, recording, perfection or priority thereof) or the consummation of the transactions contemplated hereby, and any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes or fees, (iii) all reasonable costs and expenses of the Agent and the Lenders (including reasonable fees and expenses of counsel and whether incurred through negotiations, legal proceedings or otherwise)) in connection with any Default or Event of Default or the enforcement of, or the exercise or preservation of any rights under, this Agreement or the Notes or any other Loan Document or in connection with any refinancing or restructuring of the credit arrangements provided under

       EX-10.23-68
this Agreement, (iv) all reasonable costs and expenses incurred by the Agent (or any Lender to the extent described in Section 5.1(e)) pursuant to any field audit as described in Section 5.1(e), and (v) all reasonable costs and expenses of the Agent and the Lenders (including reasonable fees and expenses of counsel) in connection with any action or proceeding relating to a court order, injunction or other process or decree restraining or seeking to restrain the Agent from paying any amount under, or otherwise relating in any way to, any Letter of Credit and any and all costs and expenses which any of them may incur relative to any payment under any Letter of Credit.

         (b) Each of the Borrowers hereby indemnifies and agrees to hold harmless the Lenders and the Agent, and their respective officers, directors, employees and agents, harmless from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever which the Lenders or the Agent or any such person may incur or which may be claimed against any of them by reason of or in connection with any Letter of Credit, and neither any Lender nor the Agent or any of their respective officers, directors, employees or agents shall be liable or responsible for: (i) the use which may be made of any Letter of Credit or for any acts or omissions of any beneficiary in connection therewith; (ii) the validity, sufficiency or genuineness of documents or of any endorsement thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (iii) payment by the Agent to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of any Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; (iv) any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit; or (v) any other event or circumstance whatsoever arising in connection with any Letter of Credit; PROVIDED, HOWEVER, that the Borrowers shall not be required to indemnify the Lenders and the Agent and such other persons, and the Agent shall be liable to the Borrowers to the extent, but only to the extent, of any direct, as opposed to consequential or incidental, damages suffered by any Borrower which were caused by (A) the Agent's wrongful dishonor of any Letter of Credit after the presentation to it by the beneficiary thereunder of a draft or other demand for payment and other documentation strictly complying with the terms and conditions of such Letter of Credit, or (B) the payment by the Agent to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of the Letter of Credit to the extent, but only to the extent, that such payment constitutes gross negligence or wilful misconduct of the Agent. It is understood that in making any payment under a Letter of Credit the Agent will rely on documents presented to it under such Letter of Credit as to any and all matters set forth therein without further investigation and regardless of any notice or information to the contrary, and such reliance and payment against documents presented under a Letter of Credit substantially complying with the terms thereof shall not be deemed gross negligence or wilful misconduct of the Agent in connection with such payment. It is further acknowledged and agreed that a Borrower may have rights against the beneficiary or others in connection with any Letter of Credit with respect to which the Agent is alleged to be liable and it shall be a precondition of the assertion of any liability of the Agent under this Section that such Borrower shall first have taken reasonable steps to

       EX-10.23-69
enforce remedies in respect of the alleged loss against such beneficiary and any other parties obligated or liable in connection with such Letter of Credit and any related transactions.

         (c) In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Commitments, each of the Borrowers hereby indemnifies and holds the Agent, each Lender and each of their respective officers, directors, employees and agents (collectively, the "INDEMNIFIED PARTIES") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses, including reasonable attorneys' fees and disbursements (collectively, the "INDEMNIFIED LIABILITIES"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to:

              (i) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Advance;

              (ii) the entering into and performance of this Agreement and any other agreement or instrument executed in connection herewith by any of the Indemnified Parties (including any action brought by or on behalf of any Borrower as the result of any proper determination by the Required Lenders not to fund any Advance);

              (iii) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by any Borrower or any of their respective Subsidiaries of any portion of the stock or assets of any person, whether or not the Agent, or such Lender is party thereto;

              (iv) any of the matters for which the Lenders and the Agent are indemnified pursuant to the Environmental Certificate or otherwise.

Notwithstanding the above, if any Indemnified Liability arises by reason of the relevant Indemnified Party's gross negligence or willful misconduct or breach of this Agreement, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, each of the Borrowers hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Each of the Borrowers shall be obligated to indemnify the Indemnified Parties for all Indemnified Liabilities subject to and pursuant to the foregoing provisions, regardless of whether any Borrower or any of their respective Subsidiaries had knowledge of the facts and circumstances giving rise to such Indemnified Liability. For purposes of the section, "HAZARDOUS MATERIALS" shall have the meaning ascribed thereto in the Environmental Certificate.

    8.6 SUCCESSORS AND ASSIGNS. (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, PROVIDED that the Borrowers may not, without the prior consent of the Lenders, assign any of their rights or obligations hereunder or under the Notes or any other Loan Document (except for mergers and transfers of assets between the Borrowers permitted hereunder) and the Lenders shall not be obligated to make any Advance hereunder to any entity other than the Borrowers.

       EX-10.23-70
         (b) Any Lender may sell to any financial institution or institutions, and such financial institution or institutions may further sell, a participation interest (undivided or divided) in, the Advances and such Lender's rights and benefits under this Agreement, the Notes and the other Loan Documents, and to the extent of that participation interest such participant or participants shall have the same rights and benefits against each Borrower under Section 3.7, 3.9 and 6.2(c) as it or they would have had if such participant or participants were the Lender making the Advances to such Borrower hereunder, PROVIDED, HOWEVER, that (i) such Lender's obligations under this Agreement shall remain unmodified and fully effective and enforceable against such Lender, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of its Notes for all purposes of this Agreement, (iv) the Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and (v) such Lender shall not grant to its participant any rights to consent or withhold consent to any action taken by such Lender or the Agent under this Agreement other than action requiring the consent of all of the Lenders hereunder.

         (c) The Agent, from time to time in its sole discretion may appoint agents for the purpose of servicing and administering this Agreement and the transactions contemplated hereby and enforcing or exercising any rights or remedies of the Agent, as the case may be, provided under this Agreement, the Notes, any Loan Documents or otherwise. In furtherance of such agency, each of the Agent may from time to time direct that the Borrowers provide notices, reports and other documents contemplated by this Agreement (or duplicates thereof) to such agent. Each Borrower hereby consents to the appointment of such agent and agrees to provide all such notices, reports and other documents and to otherwise deal with such agent acting on behalf of the Agent, as the case may be, in the same manner as would be required if dealing with the Agent itself.

         (d) Each Lender may, with the prior consent of the Borrowers and the Agent, which consent shall not be unreasonably withheld and may not be withheld by any Borrower if any Event of Default has occurred and is continuing, assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); PROVIDED, HOWEVER, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations, (ii) except in the case of an assignment of all of a Lender's rights and obligations under this Agreement, (A) the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000, and in integral multiples of $1,000,000 thereafter (or such lesser amount as to which the Borrowers and the Agent may consent) or, if the Commitments have been terminated, the amount of the Advances (including Advances in which such Lender is participating) shall in no event shall be less than $5,000,000 in integral multiples of $1,000,000 thereafter (or such lesser amount as to which the Borrowers and the Agent may consent) and (B) after giving effect to

       EX-10.23-71
each such assignment, the amount of the Commitment of the assigning Lender shall in no event be less than $10,000,000 (or such lesser amount agreed to by the Company and the Agent), unless terminated in its entirety, or, if the Commitments have been terminated, the remaining principal balance of Advances (including Advances in which such Lender is participating) shall in no event be less than $10,000,000 (or such lesser amount as to which the Borrowers and Agents may consent), (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance in the form of EXHIBIT K hereto (an "ASSIGNMENT AND ACCEPTANCE"), together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,000, and (iv) any Lender may without the consent of the Borrowers or the Agent, and without paying any fee, assign to any Affiliate of such Lender that is a bank or financial institution all of its rights and obligations under this Agreement. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender thereunder and
(y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

         (e) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.6 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the

       EX-10.23-72
obligations that by the terms of this Agreement are required to be performed by it as a Lender.

         (f) The Agent shall maintain at its address designated on the signature pages hereof a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (g) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrowers. Within five Business Days after its receipt of such notice, each of the Borrowers, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Note or Notes a new Note to the order of such assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, a new Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of EXHIBIT K hereto.

         (h) The Borrowers shall not be liable for any costs or expenses of any Lender in effectuating any participation or assignment under this Section 8.6.

         (i) The Lenders may, in connection with any assignment or participation or proposed assignment or participation pursuant to this
Section 8.6, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrowers so long as any such assignee or participant shall have executed a confidentiality agreement in form and substance satisfactory to the Borrowers.

         (j) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in, or assign, all or any portion of its rights under this Agreement (including, without limitation, the Loans owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System; PROVIDED that such creation of a security interest or assignment shall not release such Lender from its obligations under this Agreement.

       EX-10.23-73
    8.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

    8.8 GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement is a contract made under, and shall be governed by and construed in accordance with, the law of the State of Michigan applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State. Each of the Borrowers and the Lenders further agrees that any legal or equitable action or proceeding with respect to this Agreement, the Notes or any other Loan Document or the transactions contemplated hereby shall be brought in any court of the State of Michigan, or in any court of the United States of America sitting in Michigan, and each Borrower and the Lenders hereby submit to and accept generally and unconditionally the jurisdiction of those courts with respect to its person and property, and, in the case of each Borrower irrevocably appoints the Treasurer of Company, whose address in Michigan is 2016 N. Pitcher Street, Kalamazoo, Michigan 49007, as its agent for service of process and irrevocably consents to the service of process in connection with any such action or proceeding by personal delivery to such agent or to such Borrower, as the case may be, or by the mailing thereof by registered or certified mail, postage prepaid to such Borrower at its address for notices pursuant to
Section 8.2. Each of the Borrowers shall at all times maintain such an agent in Michigan for such purpose and shall notify the Lenders and the Agent of such agent's address in Michigan within ten days of any change of address. Nothing in this paragraph shall affect the right of the Lenders, and the Agent to serve process in any other manner permitted by law or limit the right of the Lenders or the Agent to bring any such action or proceeding against any Borrower or property in the courts of any other jurisdiction. Each Borrower and the Lenders hereby irrevocably waive any objection to the laying of venue of any such action or proceeding in the above described courts.

    8.9 TABLE OF CONTENTS AND HEADINGS. The table of contents and the headings of the various subdivisions hereof are for the convenience of reference only and shall in no way modify any of the terms or provisions hereof.

    8.10 CONSTRUCTION OF CERTAIN PROVISIONS. If any provision of this Agreement refers to any action to be taken by any person, or which such person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such person, whether or not expressly specified in such provision. Any reference herein to the grant of a security interest to the Agent, or to the Agent and the Lenders shall be deemed a grant of a security interest to the Agent for the benefit of itself, and all Lenders.

    8.11 INTEGRATION AND SEVERABILITY. This Agreement, the Notes, and the other Loan Documents embody the entire agreement and understanding between the Borrowers and the Agent, the Lenders, and supersede all prior agreements and understandings, relating to the subject matter hereof. In case any one or more of the obligations of any Borrower under this Agreement, the Notes or

       EX-10.23-74
any other Loan Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Borrowers shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of any Borrower under this Agreement, the Notes or any other Loan Document in any other jurisdiction.

    8.12 INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any such covenant, the fact that it would be permitted by an exception to, or would be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or such condition exists.

    8.13 INTEREST RATE LIMITATION. Notwithstanding any provisions of this Agreement, the Notes or any other Loan Document, in no event shall the amount of interest paid or agreed to be paid by the Borrowers exceed an amount computed at the highest rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of this Agreement, the Notes or any other Loan Document at the time performance of such provision shall be due, shall involve exceeding the interest rate limitation validly prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligations to be fulfilled shall be reduced to an amount computed at the highest rate of interest permissible under applicable law, and if for any reason whatsoever any Lender shall ever receive as interest an amount which would be deemed unlawful under such applicable law such interest shall be automatically applied to the payment of principal of the Advances outstanding hereunder (whether or not then due and payable) and not to the payment of interest, or shall be refunded to the Borrowers if such principal and all other obligations of the Borrowers to the Lenders have been paid in full.

    8.14. JOINT AND SEVERAL OBLIGATIONS; CONTRIBUTION RIGHTS; SAVINGS CLAUSE. (a) Notwithstanding anything to the contrary set forth herein or in any Note or in any other Loan Document, the obligations of the Borrowers hereunder and under the Notes and the other Loan Documents are joint and several.

         (b) If any Borrower makes a payment in respect of the Lender Obligations it shall have the rights of contribution set forth below against the other Borrowers; PROVIDED that such Borrower shall not exercise its right of contribution until all the Lender Obligations shall have been finally paid in full in cash. If any Borrower makes a payment in respect of the Lender Obligations that is smaller in proportion to its Payment Share (as hereinafter defined) than such payments made by the other Borrowers are in proportion to the amounts of their respective Payment Shares, the Borrower making such proportionately smaller payment shall, when permitted by the preceding sentence, pay to the other Borrowers an amount such that the net payments made by the Borrower in respect of the Lender Obligations shall be shared among the Borrowers pro rata in proportion to their respective Payment Shares. If any Borrower receives any payment that is greater in proportion to the amount of its Payment Shares than the payments received by the other

       EX-10.23-75
Borrowers are in proportion to the amounts of their respective Payment Shares, the Borrower receiving such proportionately greater payment shall, when permitted by the second preceding sentence, pay to the other Borrowers an amount such that the payments received by the Borrowers shall be shared among the Borrowers pro rata in proportion to their respective Payment Shares. Notwithstanding anything to the contrary contained in this paragraph or in this Agreement, no liability or obligation of any Borrower that shall accrue pursuant to this paragraph shall be paid nor shall it be deemed owed pursuant to this paragraph until all of the Lender Obligations shall be finally paid in full in cash.

    For purposes hereof, the "Payment Share" of each Borrower shall be the sum of (a) the aggregate proceeds of the Lender Obligations received by such Borrower plus (b) the product of (i) the aggregate Lender Obligations remaining unpaid on the date such Lender Obligations become due and payable in full, whether by stated maturity, acceleration, or otherwise (the "Determination Date") reduced by the amount of such Lender Obligations attributed to all or such Borrowers pursuant to clause (a) above, times (ii) a fraction, the numerator of which is such Borrower's net worth on the effective date of this Agreement (determined as of the end of the immediately preceding fiscal reporting period of such Borrower), and the denominator of which is the aggregate net worth of all Borrowers on such effective date.

         (c) It is the intent of each Borrower, the Agent and the Lenders that each Borrower's maximum Lender Obligations shall be in, but not in excess of:

              (i) in a case or proceeding commenced by or against such Borrower under the Bankruptcy Code on or within one year from the date on which any of the Lender Obligations are incurred, the maximum amount that would not otherwise cause the Lender Obligations (or any other obligations of such Borrower to the Agent and the Lenders) to be avoidable or unenforceable against such Borrower under (A) Section 548 of the Bankruptcy Code or (B) any state fraudulent transfer or fraudulent conveyance act or statute applied in such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

              (ii) in a case or proceeding commenced by or against such Borrower under the Bankruptcy Code subsequent to one year from the date on which any of the Lender Obligations are incurred, the maximum amount that would not otherwise cause the Lender Obligations (or any other obligations of such Borrower to the Agent and the Lenders) to be avoidable or unenforceable against such Borrower under any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of
Section 544 of the Bankruptcy Code;

              (iii) in a case or proceeding commenced by or against such Borrower under any law, statute or regulation other than the Bankruptcy Code (including, without limitation, any other bankruptcy, reorganization, arrangement, moratorium, readjustment of debt, dissolution, liquidation or similar debtor relief laws), the maximum amount that would not otherwise cause the Lender Obligations (or any other obligations of such Borrower to the Agent and the Lenders) to be avoidable or unenforceable against such Borrower under such law, statute or regulation including, without limitation,

       EX-10.23-76
any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding.

         (d) The Borrowers acknowledge and agree that they have requested that the Lenders make credit available to the Borrowers with each Borrower expecting to derive benefit, directly and indirectly, from the loans and other credit extended by the Lenders to the Borrowers.

    8.15 CONSENTS TO RENEWALS, MODIFICATIONS AND OTHER ACTIONS AND EVENTS. This Agreement and all of the obligations of the Borrowers hereunder shall remain in full force and effect without regard to and shall not be released, affected or impaired by: (a) any amendment, assignment, transfer, modification of or addition or supplement to the Lender Obligations, this Agreement, any Note or any other Loan Document; (b) any extension, indulgence, increase in the Lender Obligations or other action or inaction in respect of any of the Loan Documents or otherwise with respect to the Lender Obligations, or any acceptance of security for, or guaranties of, any of the Lender Obligations or Loan Documents, or any surrender, release, exchange, impairment or alteration of any such security or guaranties including without limitation the failing to perfect a security interest in any such security or abstaining from taking advantage or of realizing upon any guaranties or upon any security interest in any such security; (c) any default by any Borrower under, or any lack of due execution, invalidity or unenforceability of, or any irregularity or other defect in, any of the Loan Documents; (d) any waiver by the Lenders or any other person of any required performance or otherwise of any condition precedent or waiver of any requirement imposed by any of the Loan Documents, any guaranties or otherwise with respect to the Lender Obligations; (e) any exercise or non-exercise of any right, remedy, power or privilege in respect of this Agreement or any of the other Loan Documents; (f) any sale, lease, transfer or other disposition of the assets of any Borrower or any consolidation or merger of any Borrower with or into any other person, corporation, or entity, or any transfer or other disposition by any Borrower or any other holder of any shares of capital stock of any Borrower; (g) any bankruptcy, insolvency, reorganization or similar proceedings involving or affecting any Borrower; (h) the release or discharge of any Borrower from the performance or observance of any agreement, covenant, term or condition under any of the Lender Obligations or contained in any of the Loan Documents by operation of law; or (i) any other cause whether similar or dissimilar to the foregoing which, in the absence of this provision, would release, affect or impair the obligations, covenants, agreements and duties of any Borrower hereunder, including without limitation any act or omission by the Agent, or the Lender or any other any person which increases the scope of such Borrower's risk; and in each case described in this paragraph whether or not any Borrower shall have notice or knowledge of any of the foregoing, each of which is specifically waived by each Borrower. Each Borrower warrants to the Lenders that it has adequate means to obtain from each other Borrower on a continuing basis information concerning the financial condition and other matters with respect to the Borrowers and that it is not relying on the Agent or the Lenders to provide such information either now or in the future.

    8.16 WAIVERS, ETC. Each Borrower unconditionally waives: (a) notice of any of the matters referred to in Section 8.15 above; (b) all notices which

       EX-10.23-77
may be required by statute, rule or law or otherwise to preserve any rights of the Agent, or the Lender, including, without limitation, presentment to and demand of payment or performance from the other Borrowers and protect for non-payment or dishonor; (c) any right to the exercise by the Agent, or the Lender of any right, remedy, power or privilege in connection with any of the Loan Documents; (d) any requirement that the Agent, or the Lender, in the event of any default by any Borrower, first make demand upon or seek to enforce remedies against, such Borrower or any other Borrower before demanding payment under or seeking to enforce this Agreement against any other Borrower; (f) any right to notice of the disposition of any security which the Agent, or the Lender may hold from any Borrower or otherwise and any right to object to the commercial reasonableness of the disposition of any such security; and (g) all errors and omissions in connection with the Agent, or the Lender's administration of any of the Lender Obligations, any of the Loan Documents', or any other act or omission of the Agent, or the Lender which changes the scope of the Borrower's risk, except as a result of the gross negligence or willful misconduct of the Agent, or the Lender. The obligations of each Borrower hereunder shall be complete and binding forthwith upon the execution of this Agreement and subject to no condition whatsoever, precedent or otherwise, and notice of acceptance hereof or action in reliance hereon shall not be required.

    8.17 WAIVER OF JURY TRIAL. THE LENDERS, THE AGENT AND THE BORROWERS, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY OF THEM. NEITHER ANY LENDER, THE AGENT, NOR ANY BORROWER SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY ANY PARTY HERETO EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY SUCH PARTY.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on the 26th day of January, 1995, which shall be the Effective Date of this Agreement.


                                 CHECKER MOTORS CORPORATION

                                 By   /s/ Jay Harris
                                    ----------------------------

                                  Its  Vice President
                                       -------------------------

       EX-10.23-78

                                 YELLOW CAB COMPANY

                                 By   /s/ Jay Harris
                                    ----------------------------

                                  Its  Vice President
                                       -------------------------


                                 CHICAGO AUTOWERKS INC.

                                 By   /s/ Jay Harris
                                    ----------------------------

                                  Its  Vice President
                                       -------------------------


                                 CMC KALAMAZOO INC.

                                 By   /s/ Jay Harris
                                    ----------------------------

                                   Its  Vice President
                                       -------------------------


                                 SOUTH CHARLESTON STAMPING &
                                 MANUFACTURING COMPANY

                                 By   /s/ Larry Temple
                                    ----------------------------

                                  Its  Vice President
                                       -------------------------

       EX-10.23-79

Address for Notices:                 NBD BANK, as a Lender
                                     and as Agent


611 Woodward Avenue                  By   /s/ Randy R. Balluff
Detroit, Michigan 48226                 ----------------------------

Attention: Michigan Banking Division   Its  First Vice President
                                           -------------------------
Facsimile No.: (313) 225-2458

Facsimile
  Confirmation No.: (313) 225-1671

Revolving Credit Commitment Amount: $10,769,230
Term Loan Commitment Amount: $24,230,770

Percentage of
  Total Commitments: 53.846154%

       EX-10.23-80

Address for Notices:                 THE BANK OF NEW YORK COMMERCIAL
                                     CORPORATION


1290 Avenue of the Americas          By   /s/ Daniel J. Murray
3rd Floor                               ----------------------------------
New York, New York  10104
                                       Its  Vice President
Attention: Gurdatt Jagnanan                -------------------------------

Facsimile No.: (212) 408-4319

Facsimile
  Confirmation No.: (212) 408-4188

Revolving Credit Commitment Amount: $4,615,385
Term Loan Commitment Amount: $10,384,615

Percentage of
  Total Commitments: 23.076923%

       EX-10.23-81

Address for Notices:                 THE FIRST NATIONAL BANK OF BOSTON


100 Federal Street                   By   /s/ S. J. Mulholland
Mail Stop 01-22-07                      ----------------------------------
Boston, MA 02106
                                       Its  Division Executive
Attention: Katherine Steiger               -------------------------------

Facsimile No.: (617) 434-8964

Facsimile
  Confirmation No.: (617) 434-4334

Revolving Credit Commitment Amount: $4,615,385
Term Loan Commitment Amount: $10,384,615


Percentage of
  Total Commitments: 23.076923%
WP6:[WPWPS.00007.2275]AGR_AA1_09.LOAN